                                                                    EXHIBIT 10.9

================================================================================



                              TERM LOAN AGREEMENT

                                     among

                         LCG ACQUISITION CORPORATION,

                          THE LENDERS PARTIES HERETO,

                           THE BANK OF NOVA SCOTIA,
                             as Syndication Agent,

                             FLEET NATIONAL BANK,
                            as Documentation Agent,

                                      and

                        UNION BANK OF CALIFORNIA, N.A.,
                                   as Agent

                          Dated as of April 20, 2000



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                        Page
                                                                                        ----
SECTION 1.   DEFINITIONS..............................................................    1
      1.1    Defined Terms............................................................    1
      1.2    Other Definitional Provisions............................................   15

SECTION 2.   AMOUNT AND TERMS OF LOANS; COMMITMENT AMOUNTS............................   16
      2.1    Loans; Commitment Amounts................................................   16
      2.2    Optional Prepayments.....................................................   17
      2.3    Mandatory Prepayments....................................................   17
      2.4    Conversion and Continuation Options......................................   17
      2.5    Minimum Amounts of Tranches..............................................   18
      2.6    Interest Rates and Payment Dates.........................................   18
      2.7    Computation of Interest and Fees.........................................   19
      2.8    Inability to Determine Interest Rate.....................................   19
      2.9    Pro Rata Treatment and Payments..........................................   19
      2.10   Illegality...............................................................   20
      2.11   Increased Costs..........................................................   20
      2.12   Taxes....................................................................   21
      2.13   Indemnity................................................................   22
      2.14   Mitigation of Costs......................................................   23

SECTION 3.   REPRESENTATIONS AND WARRANTIES...........................................   23
      3.1    Organization and Good Standing...........................................   23
      3.2    Power and Authority......................................................   23
      3.3    Validity and Legal Effect................................................   23
      3.4    No Violation of Laws or Agreements.......................................   23
      3.5    Title to Assets; Existing Encumbrances; Intellectual and Real Property...   24
      3.6    Capital Structure and Equity Ownership...................................   24
      3.7    Subsidiaries, Affiliates and Investments.................................   24
      3.8    Material Contracts.......................................................   24
      3.9    Media Licenses...........................................................   25
      3.10   Taxes and Assessments....................................................   25
      3.11   Litigation and Legal Proceedings.........................................   25
      3.12   Accuracy of Financial Information........................................   26
      3.13   Accuracy of Other Information............................................   26
      3.14   Compliance with Laws Generally...........................................   26
      3.15   ERISA Compliance.........................................................   26
      3.16   Environmental Compliance.................................................   27
      3.17   Federal Regulations......................................................   28
      3.18   Fees and Commissions.....................................................   28
      3.19   Publishing Business......................................................   28
      3.20   Solvency.................................................................   28
      3.21   FCC-Related Representations..............................................   28
      3.22   Investment Company Act; Other Regulations................................   29

      3.23   Copyright Act Requirements...............................................   29
      3.24   Nature of Business.......................................................   29
      3.25   Ranking of Loans.........................................................   30
      3.26   Condemnation.............................................................   30

SECTION 4.   CONDITIONS PRECEDENT.....................................................   30
      4.1    Conditions to Closing Date...............................................   30

SECTION 5.   AFFIRMATIVE COVENANTS....................................................   34
      5.1    Financial Statements.....................................................   34
      5.2    Certificates; Other Information..........................................   35
      5.3    Payment of Obligations...................................................   37
      5.4    Conduct of Business and Maintenance of Existence.........................   37
      5.5    Maintenance of Property; Insurance.......................................   37
      5.6    Inspection of Property; Books and Records; Discussions...................   38
      5.7    Environmental Laws.......................................................   38
      5.8    Use of Proceeds..........................................................   39
      5.9    Compliance With Laws, Etc................................................   39
      5.10   Media Licenses...........................................................   39
      5.11   Guarantees, Etc..........................................................   40
      5.12   License Subsidiary.......................................................   40
      5.13   Interest Rate Protection.................................................   40
      5.14   Leases and Licenses......................................................   40
      5.15   Lease and License Approvals..............................................   40
      5.16   Notices..................................................................   41
      5.17   Additional Material Contracts and Media Licenses.........................   41

SECTION 6.   NEGATIVE COVENANTS.......................................................   41
      6.1    Financial Condition Covenants............................................   41
      6.2    Limitation on Indebtedness...............................................   42
      6.3    Limitation on Liens......................................................   42
      6.4    Limitation on Fundamental Changes........................................   43
      6.5    Limitation on Sale of Assets.............................................   43
      6.6    Limitation on Dividends..................................................   43
      6.7    Limitation on Investments, Loans and Advances............................   44
      6.8    Limitation on Modifications of Certain Documents and Instruments.........   44
      6.9    Transactions with Affiliates.............................................   44
      6.10   Fiscal Year..............................................................   44
      6.11   Lease Obligations........................................................   44
      6.12   Unfunded Liabilities.....................................................   45
      6.13   Management Fees..........................................................   45
      6.14   Equity Offerings.........................................................   45

SECTION 7.   EVENTS OF DEFAULT........................................................   45

SECTION 8.   THE AGENT................................................................   50
      8.1    Appointment..............................................................   50

      8.2    Delegation of Duties.....................................................   50
      8.3    Exculpatory Provisions...................................................   50
      8.4    Reliance by the Agent....................................................   50
      8.5    Notice of Default........................................................   51
      8.6    Non-Reliance on the Agent and Other Lenders..............................   51
      8.7    Indemnification..........................................................   52
      8.8    The Agent in Its Individual Capacity.....................................   52
      8.9    Successor Agent..........................................................   52

SECTION 9.   MISCELLANEOUS............................................................   52
      9.1    Amendments and Waivers...................................................   52
      9.2    Notices..................................................................   53
      9.3    No Waiver; Cumulative Remedies...........................................   54
      9.4    Survival of Representations and Warranties...............................   54
      9.5    Payment of Expenses and Taxes............................................   55
      9.6    Successors and Assigns; Participations; Purchasing Lenders...............   55
      9.7    Adjustments; Set-Off.....................................................   58
      9.8    Counterparts.............................................................   59
      9.9    Severability.............................................................   59
      9.10   Integration..............................................................   59
      9.11   GOVERNING LAW............................................................   59
      9.12   Alternative Dispute Resolution...........................................   59
      9.13   Acknowledgements.........................................................   60
      9.14   Headings.................................................................   61
      9.15   Copies of Certificates, Etc..............................................   61
      9.16   Publicity................................................................   61
      9.17   Confidentiality..........................................................   61

                              TERM LOAN AGREEMENT
                              -------------------

     THIS TERM LOAN AGREEMENT, dated as of April 20, 2000, among (1) LCG ACQUISITION CORPORATION, a Delaware corporation ("LCGAC"), (2) the several banks
                                                  -----
and other financial institutions from time to time parties to this Agreement (the "Lenders") and (3) UNION BANK OF CALIFORNIA, N.A., as agent for the Lenders
      -------
hereunder (in such capacity, the "Agent").
                                  -----


                                    RECITALS
                                    --------

     A. LCGAC, a direct wholly-owned subsidiary of Entravision Communications Company, L.L.C., a Delaware limited liability company ("Entravision"), was
                                                        -----------
organized by Entravision to acquire Latin Communications Group Inc., a Delaware corporation ("LCG").
              ---

     B. Pursuant to the Agreement and Plan of Merger dated December 21, 1999 among Entravision, LCGAC, LCG and certain other parties (the "Merger
                                                              ------
Agreement"), LCGAC will merge with and into LCG (the "Merger"), and LCG will be
---------                                             ------
the surviving corporation.

     C. LCGAC has requested that, simultaneously with the consummation of the Merger, the Lenders lend to the Borrower (i) $105,000,000 to pay a portion of the aggregate consideration to be paid by LCGAC in the Merger for outstanding shares of LCG and (ii) $10,000,000 to pay a portion of the interest accruing hereunder. The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


     SECTION 1.  DEFINITIONS

     1.1  Defined Terms.  As used in this Agreement, the following terms shall
          -------------
have the following meanings:

     "Accountants":  McGladrey & Pullen, LLP, or such other firm of independent
      -----------
certified public accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Agent.

     "Affiliate":  as to any Person, (a) any other Person (other than a
      ---------
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a).

For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having 5% or more of the ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent":  as defined in the preamble hereto.
      -----

     "Aggregate Commitment":  the sum of the Commitments set forth on the
      --------------------
signature pages hereto, as the same may be adjusted from time to time pursuant to the provisions hereof.

     "Agreement":  this Term Loan Agreement, as amended, waived, supplemented or
      ---------
otherwise modified from time to time.

     "Applicable Lending Office":  for any Lender, its offices for LIBOR Loans
      -------------------------
and Base Rate Loans specified below its signature on the signature pages hereof or in the Assignment and Acceptance pursuant to which it becomes a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

     "Applicable Margin": for each LIBOR Loan and for each Base Rate Loan as set
      -----------------
forth below:

                   Period                     LIBOR Margin      Base Rate Margin
                   ------                     ------------      ----------------
     Closing Date to and including
     August 17, 2000                              4.00%              3.00%
     August 18, 2000 to and including
     October 16, 2000                             4.25%              3.25%
     October 17, 2000 and thereafter              4.50%              3.50%

; provided, however, that if the Entravision IPO is not consummated prior to
  --------  -------
September 30, 2000, each percentage listed in the table above shall automatically increase by 0.25%, effective with respect to all interest accruing on or after September 30, 2000.

     "Asset Disposition":  the sale, sale and leaseback, transfer, conveyance,
      -----------------
exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consolidation, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments but, including, without limitation, the assignment of any lease, license or permit relating to the Properties) of the Borrower or any of its Subsidiaries to any Person or Persons other than to the Borrower or any of its Subsidiaries; provided that Asset Dispositions shall not include the sale in the ordinary
--------
course of business of equipment.

     "Assignment and Acceptance":  an Assignment and Acceptance in the form of
      -------------------------
Exhibit B to this Agreement.

     "Base Rate":  for any day, a rate per annum (rounded upwards, if necessary,
      ---------
to the next 1/16 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Reference Rate" shall mean the rate of interest per annum publicly
             --------------
announced from time to time by Union Bank of California, N.A. as its "reference rate" in effect at its office in Los Angeles, California. "Federal Funds
                                                            -------------
Effective Rate" shall mean, for any day, the weighted average of the rates on
--------------
overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If, for any reason, the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

     "Base Rate Loans":  that portion of the Loans the rate of interest
      ---------------
applicable to which is based upon the Base Rate.

     "Borrower": prior to the Merger, LCGAC, and, from and after the Merger,
      ---------
LCG, as surviving corporation.

     "Business Day":  a day other than a Saturday, Sunday or other day on which
      ------------
commercial banks in the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

     "Capitalized Lease Obligations":  obligations for the payment of rent for
      -----------------------------
any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock":  any and all shares, interests, participations or other
      -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase, or any other securities convertible into, any of the foregoing.

     "Cash Income Taxes":  cash income taxes paid by the Borrower and its
      -----------------
Subsidiaries during the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

     "Change in Control":  either
      -----------------

     (a) Entravision shall no longer be the owner of all of the Capital Stock of the Borrower; or

     (b) (i) Walter F. Ulloa and Philip C. Wilkinson cease collectively to have, directly or indirectly, Voting Control of Entravision; or

           (ii) So long as Entravision is a limited liability company, Walter F. Ulloa and Philip C. Wilkinson cease to (A) be the Managing Members thereof,
     (B) have the veto rights with regard to decisions of the Executive Committee set forth in Section 16(a)(i) of the Operating Agreement and (C) have the power to appoint the Executive Committee thereof.

     "Closing Date":  the date on which the conditions precedent set forth in
      ------------
Section 4.1 have been satisfied.

     "Code":  the Internal Revenue Code of 1986, as amended from time to time.
      ----

     "Collateral":  all of the property (tangible or intangible) purported to be
      ----------
subject to the lien or security interest purported to be created by any security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower as security for all or part of the Obligations.

     "Collateral Documents":  the Security Agreement, all notices of security
      --------------------
interests in deposit accounts requested by the Agent pursuant to the Security Agreement, Form UCC-1 Financing Statements and amendments thereto and any other document executed by the Borrower encumbering the Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders.

     "Commitment Percentage":  with respect to each Lender, the percentage
      ---------------------
equivalent of the ratio which such Lender's Commitment bears to the Aggregate Commitment, as such Lender's Commitment and the Aggregate Commitment may be adjusted from time to time pursuant to the terms hereof, or, following termination of the Aggregate Commitment, the percentage equivalent of the ratio which such Lender's outstanding principal balance of Loans bear to the principal balance of all Loans outstanding, excluding from such calculation Lenders which have failed or refused to fund a Loan when required to do so.

     "Commitments":  as to any Lender, the amount listed as its "Commitment" on
      -----------
the signature pages hereto to make a term loan hereunder through its Applicable Lending Office, as the same shall be adjusted from time to time pursuant to this Agreement.

     "Commonly Controlled Entity":  as to any Person, an entity, whether or not
      --------------------------
incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

     "Communications Act":  the Communications Act of 1934, as amended, and the
      ------------------
rules, regulations and policies issued thereunder, as from time to time in effect.

     "Continuation Notice":  a request for continuation or conversion of a Loan
      -------------------
as set forth in Section 2.4, substantially in the form of Exhibit E.

     "Contractual Obligation":  as to any Person, any provision of any security
      ----------------------
issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Corporate Overhead": for any period, all general and administrative
      ------------------
expenses of the Borrower and its Subsidiaries for such period not solely attributable to an individual Station or group of Stations or publication. For the purpose of illustration (and not for the purpose of limiting the foregoing), Corporate Overhead shall include the general and administrative expenses of the headquarters office of the Borrower, the salaries of its officers, lease expenses for its headquarters office and the legal and accounting expenses relating to the Borrower, and not relating solely to any Station, group of Stations or publication.

     "Covenant Compliance Certificate":  a certificate of the Chief Financial
      -------------------------------
Officer of the Borrower substantially in the form of Exhibit D hereto.

     "Default":  any of the events specified in Section 7, whether or not any
      -------
requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Dollars" and "$":  dollars in lawful currency of the United States.
      -------       -

     "Entravision":  as defined in Recital A hereto.
      -----------

     "Entravision Credit Agreement":  that certain Amended and Restated Credit
      ----------------------------
Agreement dated as of November 10, 1998, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of December 29, 1999, the Second Amendment to Amended and Restated Credit Agreement dated as of January 14, 2000, and the Third Amendment to Amended and Restated Credit Agreement dated as of April 20, 2000, and as it may be further amended, waived, supplemented or otherwise modified from time to time, among (1) KSMS-TV, Inc., Tierra Alta Broadcasting, Inc., Cabrillo Broadcasting Corporation, Golden Hills Broadcasting Corporation, Las Tres Palmas Corporation, Valley Channel 48, Inc., Telecorpus, Inc. and Entravision, (2) the lenders parties thereto and (3) Union Bank of California, N.A., as agent for such lenders.

     "Entravision IPO":  the initial public offering of equity interests in
      ---------------
Entravision Communications Corporation, a Delaware corporation wholly owned by Entravision.

     "Entravision License Subsidiary":  Entravision Holdings, LLC, a California
      ------------------------------
limited liability company, which is owned 99.999% by Entravision, 0.0005% by Walter F. Ulloa and 0.0005% by Philip C. Wilkinson, formed solely for the purpose of holding the Entravision Media Licenses.

     "Entravision Media Licenses":  any franchise, license, permit, certificate,
      --------------------------
ordinance, approval or other authorization, or any renewal or extension thereof, from any federal, state or local government or governmental agency, department or body that is necessary for the broadcast or other operations of Entravision or any of its Subsidiaries (other than the Borrower and its Subsidiaries).

     "Entravision Station":  any radio station, any full power television
      -------------------
station, low power television station, any translator and any other television system now or hereafter owned, leased or operated by Entravision or any of its Subsidiaries (other than the Borrower and its Subsidiaries).

     "Environmental Control Statutes":  as defined in Section 3.16.
      ------------------------------

     "Equity Offering":  the sale or issuance (or reissuance) by the Borrower or
      ---------------
any Subsidiary of any equity interest (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such beneficial or equity interests.

     "Equityholder Agreements"  each shareholder agreement, member agreement,
      -----------------------
partner agreement, voting agreement, buy-sell agreement, option, warrant, put, call, right of first refusal, and any other agreement or instrument with conversion rights into equity of the Borrower or any Subsidiary either (a) between the Borrower or any Subsidiary and any holder or prospective holder of any equity interest of the Borrower or any Subsidiary (including interests convertible into such equity) or (b) otherwise between any two or more such holders of equity interests.

     "ERISA":  the Employee Retirement Income Security Act of 1974, as amended
      -----
from time to time.

     "ERISA Affiliate":  as to any Person, each trade or business including such
      ---------------
Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

     "Eurodollar Business Day":  shall mean any day on which banks are open for
      -----------------------
dealings in Dollar deposits in the London Interbank Market.

     "Event of Default":  any of the events specified in Section 7, provided
      ----------------                                              --------
that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Excluded Taxes":  all taxes imposed on or by reference to the net income
      --------------
of the Agent or any Lender or its Applicable Lending Office by any Governmental Authority and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Agent or on any Lender or its Applicable Lending Office by any Governmental Authority and any taxes imposed by any Governmental Authority arising as a consequence of the failure of any Lender to provide accurate documentation required to be provided by such Lender pursuant to Section 2.12(b).

     "FCC":  the Federal Communications Commission or any successor thereto.
      ---

     "Federal Funds Effective Rate":  as defined in the definition of "Base
      ----------------------------                                     ----
Rate" contained in this Section 1.1.

     "Final Order":  an order, action or decision of the FCC that has not been
      -----------
reversed, stayed, enjoined, annulled or suspended and as to which (i) no timely request for stay, appeal, petition for reconsideration, application for review or reconsideration by the FCC on its own motion is pending and (ii) the time for filing any such request, appeal, petition or application, or for reconsideration by the FCC on its own motion, has expired.

     "GAAP":  generally accepted accounting principles in the United States in
      ----
effect from time to time. If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by the Borrower with any of the covenants in Section 6.1, such covenants shall continue to be calculated in accordance with GAAP in effect prior to such changes in GAAP.

     "Governmental Authority":  any nation or government, any federal, state or
      ----------------------
other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee Obligation":  as to any Person (the "guaranteeing person"), any
      --------------------                           -------------------
obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall
                    --------  -------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Guarantees":  the guarantees made by each of the Guarantors (which
      ----------
guarantees shall be nonrecourse except for any executed by a Subsidiary of the Borrower), and all other guarantees executed by a Guarantor in favor of the Agent for the benefit of the Lenders, in form and substance substantially identical to those executed in connection with the Entravision Credit Agreement, as the same may be amended or modified from time to time in accordance with the terms hereof.

     "Guarantor Collateral":  all of the property (tangible or intangible)
      --------------------
purported to be subject to the lien or security interest purported to be created by any security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Guarantor as security for all or part of the Obligations or the Guarantees.

     "Guarantor Collateral Documents":  the Guarantor Security Agreements, all
      ------------------------------
notices of security interests in deposit accounts requested by the Agent pursuant to the Guarantor Security Agreements, Form UCC-1 Financing Statements and amendments thereto and any other document executed by any Guarantor encumbering the Guarantor Collateral or evidencing or perfecting a security interest therein in favor of the Agent for the benefit of the Lenders.

     "Guarantor Security Agreements": each security agreement (which, in the
      -----------------------------
case of Walter F. Ulloa and Philip C. Wilkinson, shall be only with respect to their equity interests in the Entravision License Subsidiary), in form and substance substantially identical to those executed in connection with the Entravision Credit Agreement, made by each Guarantor in favor of the Agent, for the benefit of the Lenders, as the same may be amended from time to time in accordance with the terms hereof.

     "Guarantors":  (i) each Subsidiary of the Borrower, (ii) Walter F. Ulloa,
      ----------
(iii) Philip C. Wilkinson, (iv) Entravision and (v) each Subsidiary of Entravision other than the Borrower, including but not limited to the Entravision License Subsidiary.

     "Indebtedness":  of any Person at any date, without duplication, (a) all
      ------------
indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and (ii) current income taxes) or that is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,
(e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person (other than any letters of credit opened for the purpose of facilitating the purchase of goods and services in the ordinary course of business and having a term of not more than 360 days), (f) all obligations of such Person under Non-Compete Agreements and (g) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (f) of this definition.

     "Insolvency":  with respect to any Multiemployer Plan, the condition that
      ----------
such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent":  pertaining to a condition of Insolvency.
      ---------

     "Intellectual Property":  as defined in Section 3.5.
      ---------------------

     "Intercreditor Agreement":  the Intercreditor Agreement, in form and
      -----------------------
substance satisfactory to the Agent and the Lenders, between the Agent, on behalf of the Lenders, and the

"Agent" under the Entravision Credit Agreement, on behalf of the lenders thereunder, as amended, waived, supplemented or otherwise modified from time to time.

     "Interest Expense":  for any specified period ended as of any specified
      ----------------
date, (A) the sum of (i) the amount of all interest on Total Debt which was paid, payable and/or accrued for such period (without duplication of previous amounts), (ii) all commitment fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend and (iii) net amounts payable (or receivable) under all Interest Rate Agreements, less (B) all interest income.
                              ----

     "Interest Payment Date":  (a) as to any Base Rate Loan, the last day of
      ---------------------
each March, June, September and December to occur while the Loans are outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period and (d) for each of
(a), (b) and (c) above, on the day on which the Loans become due and payable in full or are paid or prepaid in full.

     "Interest Period":  with respect to any LIBOR Loan:
      ---------------

     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or Continuation Notice, as the case may be, given with respect thereto; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are
--------
subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period.

     "Interest Rate Agreement":  any interest rate protection agreement,
      -----------------------
interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement entered into pursuant to Section
5.13 with any Lender or any Affiliate of a Lender under which the Borrower is a party or a beneficiary.

     "Interest Reserve Account":  a bank account to be established and
      ------------------------
maintained at Union Bank of California, N.A., Los Angeles, under the control of the Agent, for the purpose of holding certain Loan proceeds to be used to pay interest on the Loans until the funds in such account are exhausted or, if earlier, the Obligations have been paid in full.

     "Investment Company Act":  as defined in Section 3.22.
      ----------------------

     "LCGAC": as defined in the preamble hereto.
      -----

     "LCG License Subsidiary":  LCG Holdings, L.L.C., a Delaware limited
      ----------------------
liability company, which is wholly-owned by the Borrower and was formed solely for the purpose of holding Media Licenses and FCC files and records with respect thereto.

     "Lenders":  as defined in the preamble hereto and Section 8.8 hereof.  When
      -------
used in any Collateral Document, Guarantee or Guarantor Collateral Document, such term shall be deemed to include Affiliates of Lenders (and any Person that was a Lender or an Affiliate of a Lender at the time of its entry into an Interest Rate Agreement), to the extent the Borrower has Obligations to such Person arising under an Interest Rate Agreement, it being understood that such documents shall secure such Obligations ratably with all other Obligations.

     "LIBOR":  with respect to each day during each Interest Period pertaining
      -----
to a LIBOR Loan, the rate of interest determined by the Agent to be the rate per annum at which deposits in dollars would be offered to the Agent by leading banks in the London Interbank Market at or about 9:00 a.m., Los Angeles time, two Eurodollar Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

     "LIBOR Adjusted Rate":  with respect to each day during each Interest
      -------------------
Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                      LIBOR
                      -----------------------------------
                       1.00 - LIBOR Reserve Requirements

     "LIBOR Loans":  that portion of the Loans the rate of interest applicable
      -----------
to which is based upon LIBOR.

     "LIBOR Reserve Requirements":  for any day as applied to a LIBOR Loan, the
      --------------------------
aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Federal Reserve System.

     "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan" and "Loans":  collectively, each term loan made under Section
      ----       -----
2.1(a).

     "Loan Documents":  this Agreement, the Notes, the Collateral Documents, the
      --------------
Guarantor Collateral Documents, the Intercreditor Agreement, the Guarantees, any Interest Rate Agreements, and the closing side letter referred to in Section 4.1(g) and any other agreement executed by an Obligor in connection therewith and herewith including, but not limited to, UCC-1 Financing Statements, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

     "Majority Lenders":  Lenders having Commitments equal to or more than 51%
      ----------------
of the Aggregate Commitment, or, following the termination of the Aggregate Commitment, Lenders with outstanding Loans having an unpaid principal balance equal to or more than 51% of the unpaid principal balance of all Loans outstanding, excluding from such calculation Lenders which have failed or refused to fund a Loan when required to do so.

     "Margin Stock":  as defined in Regulation U.
      ------------

     "Material Adverse Effect":  a material adverse effect on (a) the business,
      -----------------------
operations, property, condition or prospects (financial or otherwise) of the Borrower and its Subsidiaries (taken as a whole) or Entravision and its Subsidiaries (other than the Borrower and its Subsidiaries), taken as a whole,
(b) the ability of the Borrower and its Subsidiaries (taken as a whole) or Entravision and its Subsidiaries (other than the Borrower and its Subsidiaries), taken as a whole to perform their respective obligations under the Loan Documents or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Agent and the Lenders hereunder or thereunder.

     "Material Contracts":  as defined in Section 3.8.
      ------------------

     "Maturity Date": the earlier of (i) April 18, 2001 or such earlier date as
      -------------
the Loans shall mature (whether by acceleration or otherwise) and (ii) consummation of the Entravision IPO.

     "Media Licenses":  any franchise, license, permit, certificate, ordinance,
      --------------
approval or other authorization, or any renewal or extension thereof, from any federal, state or local government or governmental agency, department or body that is necessary for the radio broadcasting operations of the Borrower or any Subsidiaries.

     "Merger": as defined in the Recitals hereto.
      ------

     "Merger Agreement": as defined in the Recitals hereto.
      ----------------

     "Multiemployer Plan":  a plan which is a multiemployer plan as defined in
      ------------------
Section 4001(a)(3) of ERISA.

     "Net Income":  for the Borrower and its Subsidiaries on a consolidated
      ----------
basis, net income as determined in accordance with GAAP.

     "Non-Compete Agreements":  all agreements pursuant to which the Borrower or
      ----------------------
any Subsidiary has agreed to make payments (whether in cash or in kind) to another Person for the agreement of such Person not to compete with the Borrower or such Subsidiary in a given area.

     "Note":  as defined in Section 2.1(c).
      ----

     "Obligations":  the unpaid principal of and interest on (including, without
      -----------
limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Notes, all obligations of the Borrower to any Lender or Affiliate of a Lender (or any Person that was a Lender or Affiliate of a Lender at the time of its entry into an Interest Rate Agreement) arising under any Interest Rate Agreement, and all other obligations and liabilities of the Borrower to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to the Agent or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

     "Obligor":  the Borrower, LCG, each Subsidiary, each Guarantor and any
      -------
other Person (other than a Lender) obligated under any Loan Document.

     "Occupancy Agreements":  as defined in Section 5.14.
      --------------------

     "Operating Cash Flow":  for any specified period ended as of any specified
      -------------------
date, Net Income after eliminating extraordinary gains and losses, plus (i)
                                                                   ----
provisions for taxes, (ii) depreciation and amortization, (iii) Interest Expense, (iv) permitted termination payments owing by the Borrower resulting from early termination of a time brokerage agreement, local marketing agreement or similar agreement, (v) operating losses from Stations KVBC-FM and KRNV-FM, to the extent that such losses are incurred during the first twelve months of such Stations being on the air, and (vi) other non-cash charges, all to the extent deducted from the computation of Net Income, but after deducting, without duplication, (A) non-cash revenues and (B) Corporate Overhead, all to the extent included in the calculation of Net Income.

     "Organic Documents":  relative to any entity, its certificate and articles
      -----------------
of incorporation or organization, its by-laws or operating agreements, and all Equityholder Agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity (whether existing as corporation, a partnership, a limited liability company or otherwise).

     "Participant":  as defined in Section 9.6(b).
      -----------

     "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to
      ----
Subtitle A of Title IV of ERISA or any successor thereto.

     "Person":  any individual, firm, partnership, joint venture, corporation,
      ------
association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan":  as to any Person, any plan (other than a Multiemployer Plan)
      ----
subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

     "Program Services Agreements": any local marketing agreement, time
      ---------------------------
brokerage agreement, program services agreement or similar agreement providing for the Borrower or its Subsidiaries (other than License Subsidiaries) to program or sell advertising on all or any portion of the broadcast time of any television or radio station.

     "Prohibited Transaction":  with respect to any Plan, a prohibited
      ----------------------
transaction (as defined in Section 406 of ERISA) with respect to such Plan.

     "Properties":  the collective reference to the real and personal property
      ----------
owned, leased, used, occupied or operated, under license or permit, by the Borrower and its Subsidiaries.

     "Purchasing Lenders":  as defined in Section 9.6(c).
      ------------------

     "Register":  as defined in Section 9.6(d).
      --------

     "Regulation D":  Regulation D of the Board of Governors of the Federal
      ------------
Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

     "Regulation U":  Regulation U of the Board of Governors of the Federal
      ------------
Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

     "Reorganization":  with respect to any Multiemployer Plan, the condition
      --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event":  any of the events set forth in Section 4043(b) of
      ----------------
ERISA, other than those events as to which the thirty-day notice period is waived under PBGC regulations.

     "Requirement of Law":  as to any Person, the Organic Documents of such
      ------------------
Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer":  with respect to any Person, the chief executive
      -------------------
officer, the president, the managing member or members (as applicable, with respect to any limited liability company), any executive vice president, any senior vice president or any vice president or, with respect to financial matters, the chief financial officer, treasurer or controller.

     "Security Agreement":  the Security Agreement in form and substance
      ------------------
reasonably satisfactory to the Majority Lenders, made by the Borrower in favor of the Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Borrower described therein, as the same may be amended from time to time in accordance with the terms hereof.

     "Single Employer Plan":  any Plan which is covered by Title IV of ERISA,
      --------------------
but which is not a Multiemployer Plan.

     "Solvent":  when used with respect to any Person, that:
      -------

          (i) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

          (ii)  such Person is able to pay its debts as they become due; and

          (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

     "Station":  any radio station now or hereafter owned, leased or operated by
      -------
the Borrower or any of its Subsidiaries.

     "Subsidiary":  as to any Person at any time of determination, a
      ----------
corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Taxes":  as defined in Section 2.12(a).
      -----

     "Termination Event":  (i) a Reportable Event, (ii) the institution of
      -----------------
proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

     "Total Debt":  the aggregate principal amount of all Indebtedness
      ----------
(including Capitalized Lease Obligations) of the Borrower and its Subsidiaries.

     "Total Interest Coverage Ratio":  the ratio of Operating Cash Flow to
      -----------------------------
Interest Expense.

     "Tranche":  the collective reference to LIBOR Loans the Interest Periods
      -------
with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

     "Transferee":  as defined in Section 9.6(f).
      ----------

     "Type":  as to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.
      ----

     "Univision":  as applicable, Univision Communications Inc., a Delaware
      ---------
corporation, or The Univision Network Limited Partnership, a Delaware limited partnership.

     "Voting Control": (i) with respect to any corporation, the power to elect a
      --------------
majority of the board of directors of such corporation and (ii) with respect to Entravision, ownership of a Majority in Interest (as defined in the Operating Agreement) of each class of membership units of Entravision having voting power.

     1.2  Other Definitional Provisions.
          -----------------------------

     (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein, in the Notes, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) For the purpose of determining financial covenant compliance hereunder for any period, divestitures and asset sales occurring during such period will be included in the calculations for such period on a pro forma basis, and will be deemed to have occurred on the first day of such period.

     SECTION 2.  AMOUNT AND TERMS OF LOANS; COMMITMENT AMOUNTS

     2.1  Loans; Commitment Amounts.
          -------------------------

     (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan through its Applicable Lending Office to the Borrower on the Closing Date in accordance with the provisions of this Agreement in an aggregate principal amount equal to the amount of the Commitment of such Lender. After the making of such Loans, each Commitment, and the Aggregate Commitment, shall terminate.

     (b)  Subject to Sections 2.8 and 2.10, the Loans may from time to time be
(i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either
Section 2.1(d) or 2.4. Each Lender may make or maintain its Loan to the Borrower by or through any Applicable Lending Office.

     (c) The Loan made by each Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (a "Note"), with appropriate insertions therein as to payee, date and principal
 ----
amount, payable to the order of such Lender and representing the obligations of the Borrower to pay the aggregate unpaid principal amount of the Loan made by such Lender to the Borrower in accordance with the terms of this Agreement, with interest thereon as prescribed in Sections 2.6 and 2.7. Each Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Loan made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The
----- -----
failure of any Lender to make any such recordation or notation in the books and records of the Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Notes. Each Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.6 and 2.7 and (iii) be stated to be payable on the Maturity Date.

     (d) The Borrower shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to, or if all or any part of the Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to, the Closing Date) requesting that the Lenders make the Loans in accordance with their respective Commitments on the Closing Date and specifying (i) subject to Section 2.1(b), whether the Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (ii) if the Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Not later than 12:00 noon, Los Angeles time on the Closing Date, each Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Lender's Commitment in immediately available funds. The Agent may, in the absence of notification from any Lender that such Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Loans.

     (e) All outstanding Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Maturity Date.

     (f) Neither the Agent nor any Lender shall be responsible for the obligation or Commitment of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or the Borrower of its obligations under this Agreement and the Notes. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.2  Optional Prepayments.  The Borrower may on the last day of any
          --------------------
Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Base Rate Loans, from the Borrower to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Amounts prepaid may not be reborrowed. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 and integral multiples of $250,000 in excess thereof.

     2.3  Mandatory Prepayments.
          ---------------------

     (a) If the Borrower or any of its Subsidiaries receives insurance proceeds or condemnation proceeds with respect to any of their Properties that are not fully applied (or contractually committed pursuant to contract(s) approved by the Agent in its reasonable discretion) toward the repair or replacement of such damaged or condemned Property within 90 days of the receipt thereof, the Borrower shall, on such 90th day prepay the Loans in an amount equal to the amount of such proceeds not so applied.

     (b) Each prepayment of the Loans pursuant to this Section 2.3 shall be accompanied by payment in full of all accrued interest to and including the date of such prepayment, together with any additional amounts owing pursuant to
Section 2.13.

     2.4  Conversion and Continuation Options.
          -----------------------------------

     (a) The Borrower may elect from time to time to convert LIBOR Loans to Base Rate Loans, by the Borrower giving the Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The

Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans by the Borrower giving the Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.5 shall not have been contravened, (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Maturity Date and (iii) the Borrower shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

     (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan, provided that no LIBOR Loan may be continued
                                  --------
as such (i) if, after giving effect thereto, Section 2.5 would be contravened,
(ii) after the date that is one month prior to the Maturity Date or (iii) if a Default shall have occurred and be continuing and provided, further, that if the
                                                  --------  -------
Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Base Rate Loans on the last day of such then-expiring Interest Period.

     2.5  Minimum Amounts of Tranches.  All borrowings, conversions and
          ---------------------------
continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and, in any case, there shall not be more than 12 Tranches.

     2.6  Interest Rates and Payment Dates.
          --------------------------------

     (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable Margin.

     (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

     (c) If any Default shall have occurred and be continuing, all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 2% from the date of the occurrence of such Default until such Default is no longer continuing (after as well as before judgment).

     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand.

     (e) If and so long as funds are available in the Interest Reserve Account, the Agent shall deduct funds from the Interest Reserve Account, and shall distribute such funds pro rata to the Lenders, to pay interest due and payable on the Loans.

     2.7  Computation of Interest and Fees.
          --------------------------------

     (a) Interest on Base Rate Loans (other than Base Rate Loans based on the Federal Funds Effective Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed, and interest on LIBOR Loans and all other Obligations of the Borrower shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     2.8  Inability to Determine Interest Rate.  In the event that prior to the
          ------------------------------------
first day of any Interest Period:

     (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

     (b) the Agent shall have received notice from the Majority Lenders acting in good faith that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Base Rate, (y) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to LIBOR Loans.

     2.9  Pro Rata Treatment and Payments.  The borrowing by the Borrower from
          -------------------------------
the Lenders hereunder shall be made pro rata according to the respective Commitment Percentages of the applicable Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal and interest amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 noon, Los Angeles time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in
Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

     2.10 Illegality.  Notwithstanding any other provision herein, if any change
          ----------
after the Closing Date in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13. To the extent that a Lender's LIBOR Loans have been converted to Base Rate Loans pursuant to this Section 2.10, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans.

     2.11 Increased Costs.
          ---------------

     (a) In the event that any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such

     Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

          (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or Applicable Lending Office, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall immediately pay to the Agent, on behalf of such Lender or Applicable Lending Office, as applicable, upon the request of such Lender any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender or Applicable Lending Office, through the Agent, to the Borrower shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. The obligations of the Borrower under this Section 2.11(a) shall survive the termination of this Agreement and the payment of the Loans, the Notes and all other amounts payable hereunder.

     (b) If, after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation, which is attributable to or based upon the Loans, the Commitments or this Agreement, must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Agent at the request of such Lender, the Borrower shall immediately pay to the Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. The obligations of the Borrower under this
Section 2.11(b) shall survive the termination of this Agreement and the payment of the Loans, the Notes and all other amounts payable hereunder.

     2.12 Taxes.
          -----

     (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes"). If any

Taxes are required to be withheld from any amounts payable to the Agent or any Lender in respect of the Obligations, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. The Agent or a Lender, as the case may be, shall deliver to the Borrower a certificate in good faith setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent, for its own account or for the account of such Lender, as the case may be, a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (b) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form W-9, W-8BEN or W-8ECI (as applicable to it) or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-9, W-8BEN or W-8ECI (as applicable to it), or successor applicable forms or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event beyond the control of such Lender (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it, and such Lender so advised the Borrower and the Agent. Each such Lender shall certify pursuant to such Forms that it is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes.

     2.13 Indemnity.  The Borrower agrees to indemnify each Lender and to hold
          ---------
each Lender harmless from and to pay each Lender within 5 Business Days of such Lender's demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR

Loans on a day which is not the last day of an Interest Period with respect thereto. A Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     2.14 Mitigation of Costs.  If any Lender, by changing its Applicable
          -------------------
Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under Section 2.8, 2.10, 2.11, or 2.12, such Lender shall take such action.

     SECTION 3.  REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender, such representations to be given, with respect to the Closing Date, both before and after the consummation of the Merger, that:

     3.1  Organization and Good Standing.  The Borrower and each Subsidiary (a)
          ------------------------------
is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (corporate, partnership, limited liability company and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted and (c) is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business. Each state and jurisdiction in which the Borrower or any Subsidiary is organized or is (or should be) qualified to conduct business is listed on Schedule 3.1 hereto.

     3.2  Power and Authority.  The Borrower has all requisite power and
          -------------------
authority under applicable law and under its Organic Documents to consummate the Merger and to borrow hereunder. The Borrower and each Subsidiary has all requisite power and authority under applicable law and under its Organic Documents to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Except as disclosed on Schedule 3.2 hereto, all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for the Borrower and each Subsidiary to execute, deliver and perform the Loan Documents to which it is a party and for the Borrower to consummate the Merger have been taken and/or received. Except as provided in Section 4.1(r)(i), all applicable waiting periods in connection with the Merger and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Merger or the rights of the Borrower of its Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

     3.3  Validity and Legal Effect.  This Agreement constitutes, and the other
          -------------------------
Loan Documents to which the Borrower or any Subsidiary is a party, constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of the Borrower and each Subsidiary enforceable against it in accordance with the terms thereof.

     3.4  No Violation of Laws or Agreements.  The execution, delivery and
          ----------------------------------
performance of the Loan Documents, (a) will not violate or contravene any Requirement of Law, (b) will not result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which the Borrower, any Subsidiary or any of its respective properties may be bound, and (c) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any properties of the Borrower or any Subsidiary, whether such properties are now owned or hereafter acquired.

     3.5  Title to Assets; Existing Encumbrances; Intellectual and Real
          -------------------------------------------------------------
Property.  The Borrower and each Subsidiary has good and marketable title to all
--------
of its real and personal properties and assets, free and clear of any Liens, except the security interests granted to the Agent for the benefit of the Lenders under the Loan Documents. Schedule 3.5A hereto lists each trademark, service mark, copyright, patent, database, customized application software and systems integration software, trade secret and other intellectual property owned, licensed, leased, controlled or applied for by the Borrower or any Subsidiary (the "Intellectual Property"). To the Borrower's knowledge, no claim
                 ---------------------
has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, nor, to the Borrower's knowledge, does the use by other Persons of such Intellectual Property infringe on the rights of the Borrower and its Subsidiaries. Schedule 3.5B hereto lists each real property interest and license owned, leased or otherwise used by the Borrower or any Subsidiary, together with relevant identifying information describing, among other things, the location and use of each such real property interest or license, whether such interest is owned or leased. Each such property and asset is in good order and repair (ordinary wear and tear excepted) and is fully covered by the insurance required under the Loan Documents. Each such property and asset owned by the Borrower is titled in the current legal name of the Borrower. Each such property and asset owned by any Subsidiary is titled in the current legal name of such Subsidiary. The Borrower has not, and no Subsidiary has, used (or permitted the filing of any financing statement under) any legal or operating name at any time during the twelve consecutive calendar months immediately preceding the execution of this Agreement, except as identified on Schedule 3.5C hereto.

     3.6  Capital Structure and Equity Ownership.  Schedule 3.6 hereto
          --------------------------------------
accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of the Borrower (whether existing as common or preferred stock or warrants, options or other instruments convertible into such equity) and (b) the ownership thereof. All such shares and interests are validly existing, fully paid and non-assessable. There are no Equityholder Agreements with respect to the Borrower or any Subsidiary.

     3.7  Subsidiaries, Affiliates and Investments.  Schedule 3.7 hereto
          ----------------------------------------
accurately and completely discloses (a) each Subsidiary and Affiliate of the Borrower (other than its officers and directors) and (b) each investment in or loan to any other Person by the Borrower or any Subsidiary.

     3.8  Material Contracts.  Schedule 3.8 hereto accurately and completely
          ------------------
discloses each contract and agreement material to the financial condition or operation of the Borrower or any Subsidiary (each, a "Material Contract," and
                                                      -----------------
collectively, the "Material Contracts"). The Borrower has not, and no Subsidiary
                   ------------------
has, committed any unwaived breach or default under any

Material Contract, and the Borrower has no knowledge or reason to believe that any other party to any Material Contract has or might have committed any unwaived breach or default thereof. Each of the Material Contracts is a legal, valid and binding obligation of the Borrower and Subsidiary party thereto, enforceable in accordance with its terms. The Agent has received a complete and correct copy of each of the Material Contracts (including in each case all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto and other side letters or agreements affecting the terms thereof.

     3.9  Media Licenses.  The Borrower and each Subsidiary have obtained, and
          --------------
are holding through the Entravision License Subsidiary or the LCG License Subsidiary, all Media Licenses necessary or required in the conduct of their respective businesses and/or the operation of their respective properties. Each Media License is valid, binding and enforceable on, against and by the Borrower or such Subsidiary, as applicable. Each Media License is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and no Media License is subject to any proceedings or claims opposing the issuance, renewal, development or use thereof or contesting the validity thereof. Schedule 3.9 hereto accurately and completely lists each material Media License directly or indirectly owned by the Borrower (including, whether or not otherwise "material", each Media License issued by the FCC, and further including all pending applications and renewals therefor), together with relevant identifying information describing such Media License. With respect to each FCC license listed on Schedule 3.9 hereto, the description shall include, among other things, the call sign, frequency, location, file number, issuance date (original or most recent renewal), and expiration date.

     3.10 Taxes and Assessments.  Except as disclosed on Schedule 3.10 hereto,
          ---------------------
the Borrower and each Subsidiary has timely filed all required tax returns and reports (federal, state and local) or has properly filed for extensions of the time for the filing thereof. The Borrower has no knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon the Borrower or any Subsidiary or any of its properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP (all as also disclosed on Schedule 3.10 hereto). There are no taxes imposed on the Borrower or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Borrower, the Agent, or the Lenders of this Agreement or any other Loan Document to which the Borrower or its Subsidiaries are party, or on any payment to be made by the Borrower pursuant hereto or thereto.

     3.11 Litigation and Legal Proceedings.  Except as disclosed on Schedule
          --------------------------------
3.11 hereto, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of the Borrower's knowledge and information after due inquiry, threatened, except as set forth in the following clauses (i) and (ii), (i) against the Borrower, any Subsidiary or any Property that, if adversely resolved, could have a Material Adverse Effect, (ii) with respect to any Loan Document or the transactions contemplated thereby or (iii) with respect to the legality, validity or enforceability of the Merger.

     3.12 Accuracy of Financial Information.
          ---------------------------------

     (a) All information previously furnished to the Agent and the Lenders concerning the financial condition and operations of LCGAC and LCG, including
(i) a balance sheet of LCGAC dated the Closing Date showing no assets or liabilities of LCGAC and (ii) the audited consolidated and consolidating financial statements of LCG as of December 31, 1999, (A) have been prepared in accordance with GAAP consistently applied, (B) are true, accurate and complete in all material respects, (C) fairly present the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby and (D) disclose all material liabilities (contingent and otherwise) of LCGAC and LCG, respectively.

     (b) (i) With respect to the balance sheet delivered pursuant to Section 3.12(a), since the Closing Date there has been no event or condition resulting in a Material Adverse Effect and (ii) with respect to the audited financial statements delivered pursuant to Section 3.12(a), since December 31, 1999 there has been no event or condition resulting in a Material Adverse Effect.

     3.13 Accuracy of Other Information.  All information contained in any
          -----------------------------
material application, schedule, report, certificate, or any other document given to the Agent or any Lender by the Borrower or any other Person in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All projections given to the Agent or any Lender by the Borrower or any other Person on behalf of the Borrower have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

     3.14 Compliance with Laws Generally.  The Borrower and each Subsidiary is
          ------------------------------
in compliance in all material respects with all Requirements of Law applicable to it, its operations and its properties.

     3.15 ERISA Compliance.
          ----------------

     (a) The Borrower and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA, and all rules, regulations and orders implementing ERISA.

     (b) None of the Borrower, any Subsidiary or any ERISA Affiliate thereof maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which the Borrower, any Subsidiary or any ERISA Affiliate thereof could have any withdrawal liability.

     (c) None of the Borrower, any Subsidiary or any ERISA Affiliate thereof sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived.

     (d) The liability for accrued benefits under each defined benefit pension plan that will be sponsored or maintained by the Borrower, any Subsidiary or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

     (e) The aggregate liability of the Borrower, each Subsidiary and each ERISA Affiliate thereof arising out of or relating to a failure of any employee benefit plan within the meaning of Section 3(2) of ERISA to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

     (f) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of the Borrower, any Subsidiary or any ERISA Affiliate thereof under any plan, program or arrangement providing post-retirement, life or health benefits.

     (g) No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any plan with which the Borrower or any Subsidiary is associated.

     3.16 Environmental Compliance.
          ------------------------

     (a) The Borrower and each Subsidiary has received all permits and filed all notifications necessary under and is otherwise in compliance in all material respects with all federal, state and local laws, rules and regulations governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, including, without limitation, as provided in the provisions of and the regulations under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (ii) the Solid Waste Disposal Act, (iii) the Clean Water Act and the Clean Air Act, (iv) the Hazardous Materials Transportation Act, (v) the Resource Conservation and Recovery Act of 1976 and (vi) the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and non-enumerated statutes, including without limitation any applicable state or local statutes, all as amended, collectively, the "Environmental Control Statutes").
                   ------------------------------

     (b) The Borrower has not, and no Subsidiary has, given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local
                                                ---
agency with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products either (i) on properties owned or leased by the Borrower or such Subsidiary or (ii) otherwise in connection with the conduct of its business and operations.

     (c) The Borrower has not, and no Subsidiary has, received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

     (d) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Control Statute to which the Borrower or any of its Subsidiaries is named as a party with respect to the Properties or the business conducted at the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Control Statute with respect to the Properties or such business.

     3.17 Federal Regulations.  No part of the proceeds of any Loans are
          -------------------
intended to be or will be used, directly or indirectly for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender or the Agent, and in any event upon consummation of any acquisition involving the purchase of stock by the Borrower or any Subsidiary, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

     3.18 Fees and Commissions.  Except as disclosed on Schedule 3.18 hereto or
          --------------------
as required by the letter referred to in Section 4.1(g), the Borrower does not and will not owe, and no Subsidiary owes or will owe, any fees or commissions of any kind in connection with this Agreement or the transactions contemplated hereby, and the Borrower does not know of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or such transactions.

     3.19 Publishing Business.  The Borrower and each Subsidiary possess all
          -------------------
licenses necessary or required in the conduct of its publishing businesses and/or the operation of its properties used in connection with such businesses. Each license is valid, binding and enforceable on, against and by the Borrower or such Subsidiary, as applicable. Each license is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and no such license is subject to any proceedings or claims opposing the issuance, renewal, development or use thereof or contesting the validity thereof. Each publication owned or operated by the Borrower or any Subsidiary is listed on Schedule 3.19.

     3.20 Solvency.  Immediately prior to and upon the execution of this
          --------
Agreement and the funding of the Loans on the Closing Date, the Borrower and each Guarantor was, is and will be Solvent.

     3.21 FCC-Related Representations.  Without limiting the generality of the
          ---------------------------
foregoing representations and warranties, the Borrower further represents and warrants as follows:

     (a) Except as described on Schedule 3.21 hereto, there is no outstanding or unresolved (i) application by the Borrower or any Subsidiary for any Media License or by the Entravision License Subsidiary for any Entravision Media License, including any renewal of any Media License or Entravision Media License, (ii) to the best of the Borrower's knowledge, material complaint to the FCC regarding the Borrower, any Subsidiary, the Entravision License Subsidiary, any Media License or any Entravision Media License, (iii) litigation, investigation or other inquiry by or before the FCC involving the Borrower, any Subsidiary, the Entravision License Subsidiary, any Media License or any Entravision Media License, or (iv) FCC enforcement proceeding against the Borrower, any Subsidiary, the Entravision License

Subsidiary, any Media License or any Entravision Media License, including without limitation, any notice of violation, any notice of apparent liability for forfeiture, or any forfeiture.

     (b) The Media Licenses identified on Schedule 3.9 hereto constitute all of the Media Licenses required by the Communications Act for the operation of the Borrower's and each Subsidiary's business as it is currently being operated. Each such Media License is validly outstanding and effective and has been renewed by the FCC without condition for a full term in accordance with the Communications Act. There are no modifications, amendments or revocations (pending or, to the best knowledge of the Borrower after due inquiry, threatened) that could materially and adversely affect the operations or financial condition of the Borrower, any Subsidiary or any Station. After due inquiry, the Borrower does not know of any reason why the FCC would not routinely grant, for a full term and without condition, the application by the Borrower , any Subsidiary or the Entravision License Subsidiary, as applicable, for the renewal of each Media License and Entravision Media License over which the FCC has jurisdiction, when and as such application shall become due to be filed with the FCC.

     (c) Except as described on Schedule 3.21 hereto, after due inquiry, the Borrower does not know of any application currently pending before, or to be filed with, the FCC, the grant of which application would result in the authorization of a new or modified station whose authorized transmissions would materially and impermissibly interfere with any of the operations, signals, transmission or receptions of the Borrower or its Subsidiaries (as such impermissible interference is described in the FCC's rules, regulations and policies, including, without limitation, the FCC's rules relating to Receiver Induced Third Order Intermodulation Effect, Blanketing, Antenna Separation, Desired-to-Undesired Signal Ratios, and Prohibited Contour Overlap).

     3.22 Investment Company Act; Other Regulations.  The Borrower is not, and
          -----------------------------------------
no Subsidiary is, an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").
                 ----------------------

     3.23 Copyright Act Requirements.  The Borrower and each Subsidiary has
          --------------------------
recorded or deposited with and paid to the United States Copyright Office, the Registrar of Copyrights, the Patent and Trademark Office, the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and/or any other licensors of copyrighted materials, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any patent, trademark, service mark, trade name and copyright used in the operation of a Station and/or the Copyright Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder and, except as disclosed in writing to the Agent, is not liable in a material amount to any Person for copyright infringement under any law, rule, regulation, contract or license as a result of its business operation.

     3.24 Nature of Business.  The Borrower is not, and no Subsidiary is,
          ------------------
engaged in any material business other than the ownership and operation of Spanish-language radio stations, a Spanish-language radio network, Spanish-language newspapers and other Spanish-language print publications.

     3.25 Ranking of Loans.  This Agreement and the other Loan Documents to
          ----------------
which the Borrower is party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least pari passu in
                                                                 ---- -----
priority of payment to all other Indebtedness of the Borrower and its Subsidiaries.

     3.26 Condemnation.  To the Borrower's knowledge, no taking of any of the
          ------------
Properties or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the knowledge of the Borrower, threatened by any Governmental Authority.

     SECTION 4.  CONDITIONS PRECEDENT

     4.1  Conditions to Closing Date.  The agreement of each Lender to make the
          --------------------------
Loans requested to be made by it on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans on the Closing Date, of the following conditions precedent:

     (a)  Merger.  (i) The Merger shall have been consummated in accordance with
          ------
the terms of the Merger Agreement, without any waiver or amendment not consented to by the Agent, and the Agent shall have received a certificate of a Responsible Officer of the Borrower to the effect that all material transactions contemplated by the Merger Agreement to be consummated on or prior to the Closing Date have been consummated without any such waiver or amendment;

          (ii) The Agent shall have received a copy of the certificate of merger filed with the Delaware Secretary of State evidencing the consummation of the Merger;

          (iii) The Agent shall have received evidence, in form and substance satisfactory to the Agent, that Entravision has made an equity investment in the Borrower, on terms and conditions satisfactory to the Agent, in the amount of at least $145,000,000;

          (iv) The Agent shall have received a copy of the Merger Agreement (including the Disclosure Schedules thereto), along with all bills of sale and similar agreements and documents relating thereto, certified by the Borrower to be true, correct and complete copies thereof, with no amendments thereto;

          (v) The Agent shall have received all necessary corporate resolutions of the shareholders and board of directors of LCG approving the Merger;

          (vi) The Agent shall have received the legal opinions of counsel delivered under the Merger Agreement, each in form and substance satisfactory to the Agent, and each such opinion shall contain a statement or be accompanied by a letter addressed to the Agent and the Lenders dated the Closing Date, to the effect that the Agent and the Lenders may rely upon such opinion to the same extent as if it were originally addressed to each of them;

          (vii) The Agent shall have received evidence, in form and substance satisfactory to the Agent, that the aggregate consideration paid for all outstanding shares of LCG in connection with the Merger shall not exceed $252,000,000, and the Agent shall have received a certificate of a Responsible Officer of the Borrower to such effect; and

          (viii) The Agent shall have received evidence, in form and substance satisfactory to the Agent, that the Merger is in compliance with the Hart-Scott-Rodino Act, and that any necessary approval thereunder has been obtained and is in full force and effect.

     (b)  Credit Agreement.  The Agent shall have received this Agreement,
          ----------------
executed and delivered by an officer of the Borrower as of the Closing Date.

     (c)  Other Loan Documents.  The Agent shall have received the Notes, the
          --------------------
Guarantees, the Guarantor Security Agreements, the Security Agreement, the Intercreditor Agreement and all UCC-1 Financing Statements and other agreements or instruments required to create or perfect a security interest in the Collateral executed in connection herewith, in each case executed and delivered by an officer of the relevant Obligor.

     (d)  Incumbency Certificates.  The Agent shall have received an incumbency
          -----------------------
certificate of LCGAC, LCG (setting forth the officers thereof immediately after the consummation of the Merger) and each other Guarantor, in each case dated the Closing Date and executed by one of its Responsible Officers or its Secretary or Assistant Secretary.

     (e)  Corporate/Limited Liability Company Proceedings.  The Agent shall have
          -----------------------------------------------
received a copy of the resolutions of the Board of Directors of LCGAC, LCG (immediately after the consummation of the Merger) and each other corporate Guarantor, and a copy of the resolutions of the appropriate governing body of each limited liability company Guarantor, each dated as of the Closing Date authorizing (i) the execution, delivery and performance of the Loan Documents to which it is or will be a party, (ii) the borrowings contemplated hereunder (in the case of LCGAC and LCG), (iii) the consummation of the Merger (in the case of LCGAC and LCG) and (iv) the execution and delivery on behalf of the Borrower of all notices, certificates and other documents to be delivered under the Loan Documents from time to time, in each case certified by the Secretary or an Assistant Secretary of such Obligor or the Managing Member(s) of such Obligor, as applicable, as of the Closing Date, which certificate states that such resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

     (f)  Organic Documents.  The Agent shall have received copies of the
          -----------------
Organic Documents of LCGAC, LCG (immediately after consummation of the Merger) and each other Guarantor, certified as of the Closing Date as complete and correct copies thereof (or, with respect to copies of Organic Documents which have not been amended since their delivery under the Entravision Credit Agreement, a certificate stating that such copies remain complete and correct and such documents have not been amended) by the Secretary or an Assistant Secretary of such Obligor.

     (g)  Fees and Costs.  The Agent shall have received payment of all fees,
          --------------
costs and expenses, including legal fees (if requested by the Agent) and the fees set forth in the closing side letter executed by the Borrower and the Agent in connection herewith, accrued and unpaid and otherwise due and payable on or before the Closing Date by the Borrower in connection with this Agreement.

     (h)  Legal Opinions.  The Agent shall have received, with a counterpart for
          --------------
each Lender, the following executed legal opinions:

          (i) the executed legal opinion of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Agent;

          (ii) the executed legal opinion of Thompson, Hine & Flory, LLP, FCC counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Agent;

          (iii) the executed legal opinions of (A) Fried, Frank, Harris, Shriver & Jacobson and Leventhal, Senter & Lerman, P.L.L.C., counsel to the sellers under the Merger Agreement, and (B) Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., counsel to the purchasers under the Merger Agreement, in each case in the form delivered pursuant to the Merger Agreement and either addressed to the Agent and the Lenders or with a letter authorizing the Agent and the Lenders to rely on such legal opinions; and

          (iv)  such other legal opinions as the Agent may reasonably request.

     (i)  Material Contracts. The Agent shall have received, with a counterpart
          ------------------
for each Lender, copies of (i) each Material Contract and (ii) to the extent not referred to in clause (i), the Merger Agreement.

     (j)  Recording/Filing.  The Agent shall have received as of the Closing
          ----------------
Date evidence of (i) the filing, or of provision acceptable to the Agent for the filing, of appropriate financing statements naming the Agent, for the benefit of the Lenders, as secured party (including recordation of all fixture filings requested by the Agent), in such office or offices as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by any of the Collateral Documents or the Guarantor Collateral Documents, (ii) the payment by the Borrower of all filing taxes or assessments imposed by any such state or county office and (iii) all filings and other actions necessary or desirable to perfect a security interest in any intellectual property of any Obligor pledged under the Loan Documents.

     (k)  Lien Searches.  The Agent shall have received such UCC searches as it
          -------------
shall deem necessary.

     (l)  Stock Certificates; Etc.  The Agent shall have received (i) original
          ------------------------
stock certificates representing all outstanding shares of stock of the Borrower and each corporate Subsidiary, together with an undated stock power for each of such certificates, duly executed in blank by an authorized officer of the pledgor and (ii) such Limited Liability Company Notices and Limited Liability Company Acknowledgments as are required by the Security Agreement or any Guarantor Security Agreement.

     (m)  Good Standing Certificates.  With respect to the LCGAC, LCG and each
          --------------------------
Guarantor, the Agent shall have received a certificate, dated a recent date, of the Secretary of State of the state of formation of such Obligor and each other jurisdiction where such Obligor is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each Obligor in such state.

     (n)  No Default/Representations.  No Default shall have occurred and be
          --------------------------
continuing on the Closing Date or would occur after giving effect to the Loans requested to be made on the Closing Date, and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.1 prior to or on the Closing Date shall be correct in all material respects on and as of the Closing Date, and the Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit C, dated as of the Closing Date and executed by a Responsible Officer of the Borrower.

     (o)  No Prohibitions.  No statute, rule, regulation, order, decree or
          ---------------
preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrower, any such action threatened by any Person, shall be in effect that prohibits the Lenders from consummating the transactions contemplated by this Agreement or any other Loan Document, and the Agent shall have received a certificate of a Responsible Officer of the Borrower to such effect.

     (p)  Solvency Certificate.  The Agent shall have received a certificate of
          --------------------
the Chief Financial Officer of the Borrower and each Guarantor, to the effect that the Borrower and each Guarantor is Solvent after giving effect to the consummation of the Merger, the funding of the Loans, the execution and delivery of the Guarantees, and the payment of all estimated legal, investment banking, accounting, and other fees related hereto and thereto.

     (q)  Insurance Policies.  The Agent shall have received evidence that the
          ------------------
insurance policies provided for in Section 5.5 and in the other Loan Documents are in full force and effect, certified by the insurance broker therefor, together with appropriate evidence showing the Agent as an additional named insured or loss payee, as appropriate, for the benefit of the Lenders, all in form and substance reasonably satisfactory to the Agent.

     (r)  Operational Consents; FCC Matters.  The Agent shall have received
          ---------------------------------
evidence, in form and substance reasonably satisfactory to the Agent that (i) all necessary FCC consents to the transaction contemplated by the Merger Agreement have been obtained, provided that such consents need not have become Final Orders, (ii) the Borrower and its Subsidiaries have obtained all FCC consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries, (iii) the Borrower and its Subsidiaries have obtained all other consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries and (iv) pro forma applications for FCC approval of the transfer of the Media Licenses to the LCG License Subsidiary have been filed with the FCC.

     (s)  Existing Indebtedness.  The Agent shall have received evidence
          ---------------------
satisfactory to it of (i) the full repayment of all existing Indebtedness of the Borrower and its Subsidiaries, except as described in Schedule 6.2, and (ii) the termination of all guarantees and collateral pledges (or evidence that arrangements for termination of such collateral pledges satisfactory to the Agent shall have been made).

     (t)  Operating Cash Flow.  The Agent shall have received a certificate of a
          -------------------
Responsible Officer of the Borrower stating that the consolidated Operating Cash Flow of the Borrower and its Subsidiaries for the twelve months ended on January 31, 2000 was not less than $7,200,000, including calculations with respect thereto in the form set forth in paragraph 2 of the Covenant Compliance Certificate.

     (u)  Financial Information.  The Agent shall have received (i) the
          ---------------------
financial statements referred to in Section 3.12, (ii) a pro forma balance sheet
                                                         --- -----
of the Borrower and its Subsidiaries giving effect to the Merger, in form and substance satisfactory to the Agent, (iii) projections of the performance of the Borrower, in form and substance satisfactory to the Agent, and (iv) an operating budget for the Borrower and its Subsidiaries for the period from the Closing Date through December 31, 2000, in form and substance satisfactory to the Agent.

     (v)  Third Amendment to Entravision Credit Agreement.  The Agent shall have
          -----------------------------------------------
received evidence of the satisfaction of the conditions precedent to the third amendment, dated as of the date hereof, to the Entravision Credit Agreement.

     (w)  Additional Proceedings.  The Agent shall have received such other
          ----------------------
approvals, opinions and documents as any Lender, through the Agent, may reasonably request and all legal matters incident to the making of such Loans shall be reasonably satisfactory to the Agent.

     SECTION 5.  AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that from and after the Closing Date, so long as any Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

     5.1  Financial Statements
          --------------------

     (a) Within 120 days after the close of each fiscal year, the Borrower shall deliver to the Agent, for distribution to the Lenders, a complete set of audited annual consolidated and consolidating financial statements of the Borrower, including a balance sheet, an income statement, a cash flow statement and a reconciliation of consolidated net worth (with accompanying notes and schedules). Such financial statements (i) must be prepared in accordance with GAAP consistently applied and (ii) must be certified without qualification by the Accountants. Together with the audited financial statements, the Agent must also receive a certificate signed by such Accountants, at the time of the completion of the annual audit, (A) stating that the financial statements fairly present the consolidated and consolidating financial condition of the Borrower as of the date thereof and for the periods covered thereby and (B) that, to the knowledge of such Accountants, no Default exists under Section 6.1, to the extent such Section relates to accounting matters.

     (b) Within 45 days after the end of each fiscal quarter, the Borrower shall deliver to the Agent, for distribution to the Lenders, (x) unaudited consolidated and consolidating financial statements of the Borrower for such quarter and (y) unaudited consolidated and consolidating financial statements for the Borrower for the year-to-date period ended as of the end of such quarter, in each case in form and substance acceptable to the Agent. Such financial statements shall include, without limitation, a balance sheet, income statement and operating cash flow statement (with appropriate notes and schedules) and shall include a comparison of the results of each such period with the results for the same period of the previous fiscal year and with the budgeted results set forth in the budget referred to in Section 5.2(c) (or, prior to delivery of such budget, the budget delivered on the Closing Date) and must be prepared in accordance with GAAP consistently applied. In the case of the financial statements referred to in clause (y), such financial statements shall be prepared in accordance with GAAP consistently applied (except as required by Section 1.2(e)). Together with the quarterly financial statements, the Agent must also receive (i) a certificate executed by the Chief Financial Officer of the Borrower (A) stating that the financial statements fairly present the financial condition of the Borrower as of the date thereof and for the periods covered thereby, (B) certifying that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate and (C) certifying that to the best of such officer's knowledge, no Default has occurred and the Borrower is in compliance with its respective covenants in the Loan Documents to which it is party and (ii) a Covenant Compliance Certificate.

     (c) Within 30 days after the end of each month, the Borrower shall deliver to the Agent, for distribution to the Lenders, an unaudited monthly consolidated and consolidating income statement and balance sheet, along with a comparison of the results of such month with the same month of the previous fiscal year and with the budgeted results set forth in the budget referred to in Section 5.2(c) (or, prior to delivery of such budget, the budget delivered on the Closing
Date), in each case in form and substance acceptable to the Agent, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition of the Borrower as of the date thereof and for the period covered thereby.

     (d) Within 45 days of the end of each fiscal quarter, the Borrower shall deliver to the Agent, for distribution to the Lenders, a financial report, in form and substance acceptable to the Agent, relating to the operations of each Station and each publication as at the end of such quarter and the portion of the fiscal year through the end of such quarter, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition of each Station and publication as of the end of such quarter.

     5.2  Certificates; Other Information.  The Borrower shall furnish to the
          -------------------------------
Agent, for distribution to the Lenders:

     (a) within five Business Days after the same are filed, copies of all financial statements and reports that the Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

     (b) promptly but, in any event, within five Business Days after receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower or any Subsidiary by the Accountants in connection with any annual or interim audit of the books thereof;

     (c) by January 31 of each year, commencing with the fiscal year ending on December 31, 2000, a copy of the annual operating budget for the Borrower and its Subsidiaries for such fiscal year, in form satisfactory to the Agent;

     (d) as soon as possible and in any event within five Business Days after the occurrence of a Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth the details of such Default or Material Adverse Effect and the action that the Borrower proposes to take with respect thereto;

     (e) promptly, but in any event within 30 days after any change in the senior management personnel of the Borrower, written notice of such change;

     (f) promptly but, in any event, within five Business Days after the same become available, copies of all statements, reports and other information that the Borrower sends to any holder of an equity interest therein;

     (g) (A) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto, (B) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from the PBGC, copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any Subsidiary if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $500,000 and (D) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or such ERISA Affiliates concerning the imposition or amount of withdrawal liability under
Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

     (h) promptly after the commencement thereof, but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge by, the Borrower or any Subsidiary, notice of each material action, suit or proceeding before any Governmental Authority;

     (i) promptly after the sending or filing thereof, but in any event not later than ten Business Days following such sending or filing, copies of (A) all Ownership Reports on FCC Form 323 (or any similar form which may be adopted by the FCC from time to time) relating to any Media License or Entravision Media License, and any supplements thereto, and (B) all statements, reports and other information filed with the FCC by or on behalf of the Borrower, any Subsidiary or the Entravision License Subsidiary with respect to any Media License or Entravision Media License;

     (j) promptly, but in any event within one Business Day after any period during which the transmission at any Station or transmission site is interrupted or curtailed for an aggregate of 12 hours or more (whether or not consecutive), written notice thereof;

     (k) promptly upon receipt thereof, but in any event not later than five Business Days following such receipt, copies of all notices and other communications that the Borrower, any Subsidiary or the Entravision License Subsidiary shall have received from the FCC with respect to any FCC hearing, order or dispute (A) directly concerning the Borrower, any Subsidiary, the Entravision License Subsidiary, any Station, any Media License or any Entravision Media License or (B) that may have a Material Adverse Effect;

     (l) promptly upon receipt thereof, but in any event not later than ten Business Days following such receipt, copies of all Arbitron rating period reports; and

     (m) promptly, such additional financial and other information as any Lender, through the Agent, may from time to time reasonably request.

     5.3  Payment of Obligations.  The Borrower shall, and shall cause each of
          ----------------------
its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to so satisfy such obligations would not have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

     5.4  Conduct of Business and Maintenance of Existence.  The Borrower shall,
          ------------------------------------------------
and shall cause each of its Subsidiaries to, continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries as of the Closing Date and preserve, renew and keep in full force and effect its corporate or limited liability company existence, as applicable, and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     5.5  Maintenance of Property; Insurance.  The Borrower shall, and shall
          ----------------------------------
cause each of its Subsidiaries to, keep all property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies or associations insurance on such of its property in at least such amounts and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including casualty, liability, fire, flood, business interruption, earthquake and workers' compensation); and furnish to the Agent, upon written request, full information as to the insurance carried. All such policies of insurance on the property of the Borrower and the Subsidiaries shall contain an endorsement, in form and substance reasonably satisfactory to the Agent in its sole discretion, showing the Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate, or as its interests appear. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies will give the Agent at least 25 days' prior written notice before any such policy or policies of insurance shall be altered or canceled. All policies of insurance required to be maintained under this Agreement shall be in customary form and with insurers reasonably acceptable to the Agent, and all such policies shall be in such amounts as shall be customary for similar companies in the same or similar business in the same geographical area. The Borrower shall deliver to the Agent insurance certificates certified by the Borrower's insurance brokers, as to the existence and effectiveness of each policy of insurance and evidence of payment of all premiums then due and payable therefor. In addition, the Borrower shall notify the Agent promptly of any occurrence causing a material loss of any insured Property and the estimated (or actual, if available) amount of such loss. Further, the Borrower and its Subsidiaries shall maintain all insurance required under the other Loan Documents.

          (i) Each policy for liability insurance shall provide for all losses to be paid on behalf of the Agent and the Borrower or Subsidiary (as the case may be), as their respective interests may appear, and each policy for property damage insurance shall, to the extent applicable to equipment and inventory, provide for all losses (except for losses of less than $500,000 per occurrence, which may be paid directly to the Borrower or such Subsidiary, as applicable) to be paid directly to the Agent.

          (ii) Reimbursement under any liability insurance maintained by the Borrower or its Subsidiaries pursuant to this Section 5.5 may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to equipment or inventory as to which clause (iii) of this Section 5.5 is not applicable, the Borrower will make or cause to be made the necessary repairs to or replacements of such equipment or inventory, and any proceeds of insurance maintained by the Borrower or its Subsidiaries pursuant to this Section 5.5 shall be paid by the Agent to the Borrower or such Subsidiaries, upon presentation of invoices and other evidence of obligations, as reimbursement for the costs of such repairs or replacements.

          (iii) Upon the occurrence and during the continuance of a Default, all insurance proceeds in respect of such equipment or inventory shall be paid to the Agent and applied in repayment of the Loans.

     5.6  Inspection of Property; Books and Records; Discussions.  The Borrower
          ------------------------------------------------------
shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its Accountants.

     5.7  Environmental Laws.  The Borrower shall, and shall cause each of its
          ------------------
Subsidiaries to:

     (a) Comply in all material respects with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Control Statutes and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Control Statutes;

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Control Statutes and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Control Statutes except to the extent that the same are being contested in good faith by appropriate proceedings; and

     (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Control Statutes applicable to the operations of the Borrower or any of its Subsidiaries, or the Borrower's or any of its Subsidiaries' interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

     5.8  Use of Proceeds.  The Borrower will use (i) $105,000,000 of the
          ---------------
proceeds of the Loans to pay a portion of the aggregate consideration to be paid by LCGAC in the Merger for outstanding shares of LCG and (ii) $10,000,000 of the proceeds of the Loans to fund the Interest Reserve Account.

     5.9  Compliance With Laws, Etc.  The Borrower shall comply, and shall cause
          -------------------------
each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law, such compliance to include, without limitation (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its Properties and (ii) paying all lawful claims which if unpaid might become a Lien upon any of its Properties; provided, however, that neither the Borrower
                                 --------  -------
nor any of such Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (A) the validity or applicability thereof is being contested in good faith by appropriate proceedings or the failure to pay such tax, assessment, charge, levy or claim would not (in the reasonable judgment of the Majority Lenders) have a Material Adverse Effect and (B) the Borrower or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto.

     5.10 Media Licenses.  The Borrower will obtain, maintain and preserve, and
          --------------
cause each of its Subsidiaries to obtain, maintain and preserve, all Media Licenses (and will cause the Media Licenses to be held by the Entravision License Subsidiary or the LCG License Subsidiary in accordance with the terms of this Agreement), including without limitation, by filing with the FCC (i) those of the Loan Documents required to be filed under the FCC's rules and regulations within 30 days after the Closing Date and (ii) all reports (including Ownership Reports on FCC Form 323) and other documents required to be filed by the Communications Act in connection with the transactions contemplated hereby and maintaining public records and files in accordance with Communications Act and the rules and regulations of the FCC.

     5.11 Guarantees, Etc.  The Borrower will cause each of its Subsidiaries
          ---------------
hereafter formed or acquired to execute and deliver to the Agent promptly upon the formation or acquisition thereof (i) a Guarantee in form and substance satisfactory to the Agent, guaranteeing the Obligations, (ii) a Guarantor Security Agreement, in form and substance satisfactory to the Agent, granting to the Agent, for the benefit of the Lenders, a security interest in the tangible and intangible personal property of such Subsidiary, together with appropriate Lien searches requested by the Agent indicating the Lenders' first priority Lien on such personal property and (iii) UCC-1 Financing Statements, duly executed by such Subsidiary, in form and substance satisfactory to the Agent and, in connection with such deliveries, cause to be delivered to the Agent (A) the stock certificates representing the issued and outstanding shares of stock of such Subsidiary, together with undated stock powers executed in blank, (B) a favorable written opinion of counsel satisfactory to the Agent as to such matters relating thereto as any Lender through the Agent may reasonably request, in form and substance satisfactory to the Agent and (C) such other agreements, instruments, approvals or other documents as any Lender through the Agent may reasonably request.

     5.12 License Subsidiary.  The Borrower will cause each Media License to be
          ------------------
transferred to the LCG License Subsidiary by May 31, 2000 and to be held by the LCG License Subsidiary at all times thereafter until the Obligations have been paid in full and all Commitments have expired. The Borrower will not permit the LCG License Subsidiary to (i) own any right, franchise or other asset except for Media Licenses (and FCC files and records with respect thereto) or (ii) engage in any business other than holding such Media License, files and records.

     5.13 Interest Rate Protection.  Within 30 days after the Closing Date, the
          ------------------------
Borrower will enter into and maintain one or more Interest Rate Agreements, each in form and substance reasonably satisfactory to the Agent, covering a minimum of 75% of the Loans outstanding on the Closing Date.

     5.14 Leases and Licenses.  The Borrower shall or shall cause its
          -------------------
Subsidiaries to perform and carry out, in all material respects, all of the provisions of all of the leases, licenses, permits and any other occupancy agreements relating to real property or real property interests (the "Occupancy
                                                                      ---------
Agreements") to be performed by the Borrower or any of its Subsidiaries and
----------
shall appear in and defend any action in which the validity of any of the Occupancy Agreements relating to any real property or real property interests is at issue and shall commence and maintain any action or proceeding necessary to establish or maintain the validity of any of such Occupancy Agreements and to enforce the provisions thereof.

     5.15 Lease and License Approvals.  The Borrower and its Subsidiaries shall
          ---------------------------
submit to the Agent for its prior approval any leases, licenses, permits or other Occupancy Agreements relating to real property or real property interests that the Borrower or any of its Subsidiaries may desire to execute or obtain, which provide for the payment of rent or license fees in excess of $100,000 in any fiscal year. Each such agreement shall be subject to the approval of the Agent, such approval not to be unreasonably withheld. The Agent may require that any lease, license or other similar agreement become part of the Collateral or the Guarantor Collateral, and the Borrower and its Subsidiaries shall provide or cause to be provided any and all Collateral Documents or Guarantor Collateral Documents or other documents to be executed in connection therewith requested by the Agent and provide the Agent with title insurance (to the extent applicable) as a condition to approval.

     5.16 Notices.  The Borrower will provide, and will cause its Subsidiaries
          -------
to provide to the Agent, within 5 Business Days following receipt by the Borrower or any Subsidiary, copies of all notices received by the Borrower or such Subsidiary (i) under any Material Contract or any instrument, document or agreement relating to any Subordinated Indebtedness, relating to any material default, any claimed force majeure or any other material provision thereof and
(ii) from the Internal Revenue Service or other taxing authority relating to any material dispute regarding deductions, audits or any other material matter which, if adversely determined against the Borrower or such Subsidiary, would have a Material Adverse Effect.

     5.17 Additional Material Contracts and Media Licenses.  The Borrower (a)
          ------------------------------------------------
will notify the Agent in writing within 90 calendar days after executing, entering into, becoming bound by or subject to or otherwise obtaining any contract, agreement or Media License that should have been listed on Schedule
3.8 hereto or Schedule 3.9 hereto if it had existed as of the Closing Date and
(b) will concurrently update Schedule 3.8 hereto or Schedule 3.9 hereto (as appropriate).

     SECTION 6.  NEGATIVE COVENANTS

     The Borrower hereby agrees that from and after the Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

     6.1  Financial Condition Covenants.  The Borrower shall not:
          -----------------------------

     (a)  Total Interest Coverage Ratio.  Permit the Total Interest Coverage
          -----------------------------
Ratio for the Borrower and its Subsidiaries on a consolidated basis, for the period representing the number of whole months (not exceeding twelve months) that have passed from and including May 1, 2000 to and including the last day of the fiscal quarter of the Borrower ending on the applicable date specified below, as determined by reference to the applicable Covenant Compliance Certificate to be provided pursuant to Section 5.1(b), to be less than the following levels for the periods indicated:

                Period Ending                              Ratio
                -------------                              -----
              September 30, 2000                           1.35:1

              December 31, 2000                            1.50:1
              and thereafter

; provided, however, that the Borrower need not comply with the foregoing
  --------  -------
covenant for any period specified above during which all interest in respect of the Loans was paid from the Interest Reserve Account.

     (b)  Minimum Operating Cash Flow.  Permit the Operating Cash Flow of the
          ---------------------------
Borrower and its Subsidiaries on a consolidated basis, for the twelve months ended as of the end of any fiscal quarter of the Borrower as determined by reference to the applicable Covenant Compliance Certificate to be provided pursuant to Section 5.1(b), to be less than the following levels for the periods indicated:

                Period Ending                           Maximum Amount
                -------------                           --------------
                June 30, 2000                             $8,000,000
                September 30, 2000                        $8,500,000
                December 31, 2000                         $9,200,000
                and thereafter

     6.2  Limitation on Indebtedness.  The Borrower shall not create, incur,
          --------------------------
assume or suffer to exist any Indebtedness, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

     (a)  Indebtedness created hereunder and under the Notes;

     (b) Indebtedness of the Borrower or any Subsidiary outstanding on the Closing Date and listed on Schedule 6.2;

     (c) Indebtedness (i) under any Interest Rate Agreement required pursuant to Section 5.13, (ii) evidenced by performance bonds or letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof, (iii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iv) for bank overdrafts incurred in the ordinary course of business that are promptly repaid; and

     (d) trade credit incurred to acquire goods, supplies, services and incurred in the ordinary and normal course of business.

Notwithstanding the foregoing, the LCG License Subsidiary shall not be permitted, under any circumstances, to create, incur, assume or suffer to exist any Indebtedness, other than the Indebtedness created under the Loan Documents.

     6.3  Limitation on Liens.  The Borrower shall not, and shall not permit
          -------------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a)  Liens created hereunder or under any of the other Loan Documents;

     (b) Liens existing on any Property at the time of its acquisition and not created in anticipation of such acquisition;

     (c) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and claims secured thereby are being contested in good faith by appropriate proceedings;

     (d) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto
                            --------
are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

     (e) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

     (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

     (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business, which, in the aggregate, would not cause a Material Adverse Effect.

Notwithstanding the foregoing, the LCG License Subsidiary shall not be permitted, under any circumstances, to incur any consensual Liens or Liens securing the payment of Indebtedness for money borrowed or guaranteed, other than Liens created by the Loan Documents.

     6.4  Limitation on Fundamental Changes.  The Borrower shall not, and shall
          ---------------------------------
not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation (other than the Merger), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or create or acquire any Subsidiary or Affiliate (unless the documents required by Section 5.11 are executed and delivered) or convey, sell, lease, assign, transfer or otherwise dispose of (including by making any Station subject to any local marketing or similar agreement) all or substantially all of its property, business or assets.

     6.5  Limitation on Sale of Assets.  The Borrower shall not, and shall not
          ----------------------------
permit any of its Subsidiaries to, make any Asset Disposition without the prior written consent of the Majority Lenders in each case, such consent not to be unreasonably withheld.

     6.6  Limitation on Dividends.  The Borrower shall not, and shall not permit
          -----------------------
any of its Subsidiaries to (a) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, and (b) if a partnership or a limited liability company, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

     6.7  Limitation on Investments, Loans and Advances.  The Borrower shall
          ---------------------------------------------
not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "investment"), any Person, except for:
 ----------

     (a)  consummation of the Merger in accordance with the terms of Section
4.1;

     (b)  the Borrower's ownership interest in its Subsidiaries;

     (c) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and may be readily sold or otherwise liquidated, that have a value which may be readily established and which are investment grade;

     (d)  extensions of trade credit in the ordinary course of business; and

     (e)  investments existing on the Closing Date and listed on Schedule 6.7.

Notwithstanding the foregoing, the LCG License Subsidiary shall not be permitted, under any circumstances, to make any investments.

     6.8  Limitation on Modifications of Certain Documents and Instruments.
          ----------------------------------------------------------------
The Borrower shall not, and shall not permit its Subsidiaries to, terminate, amend or modify any provision of any document, instrument or agreement relating to any Material Contract or any Organic Document, in each case which could have a Material Adverse Effect.

     6.9  Transactions with Affiliates.  The Borrower shall not, and shall not
          ----------------------------
permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Subsidiary less than wholly-owned, directly or indirectly, by the Borrower, unless such transaction (i) is otherwise permitted under this Agreement or (ii) is in the ordinary course of the Borrower's or such Subsidiary's business and is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     6.10 Fiscal Year.  The Borrower shall not permit its fiscal year or the
          -----------
fiscal year of any of its Subsidiaries to end on a day other than December 31.

     6.11 Lease Obligations.  The Borrower shall not, and shall not permit any
          -----------------
of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property.

     6.12 Unfunded Liabilities.  The Borrower shall not permit unfunded
          --------------------
liabilities for any and all Plans maintained for or covering employees of the Borrower or any Subsidiary to exceed $500,000 in the aggregate at any time.

     6.13 Management Fees.  The Borrower shall not, and shall not permit any of
          ---------------
its Subsidiaries to, incur any management fees for services rendered.

     6.14 Equity Offerings.  The Borrower shall not, and shall not permit any of
          ----------------
its Subsidiaries to, consummate or agree to consummate any Equity Offering.

     SECTION 7.  EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal on any Note when due, the Borrower shall fail to pay any interest on any Note, any fee referred to in the letter referred to in Section 4.1(g) within two Business Days after any such interest or fee becomes due in accordance with the terms thereof and hereof, or the Borrower shall fail to pay any other amount payable hereunder within five Business Days after written notice that such other amount is due; or

     (b) Any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.2(d), 5.3, 5.4, 5.8, 5.9, 5.10, 5.11, 5.12,
5.13, or any provision of Section 6; or

     (d) (i) Any Obligor shall default in the observance or performance of any other material agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of
(y) notice thereof from the Agent to the Borrower and (z) actual knowledge thereof by a senior officer of such Obligor (unless such default is of such a nature that it cannot reasonably be cured within 30 days after the date described in clause (y) or (z), as applicable, in which case the defaulting Obligor has not commenced the cure thereof within such 30-day period and/or has not thereafter diligently pursued the completion of the same), (ii) any material provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan Document shall at any time be contested by any Obligor, or a proceeding shall be commenced by any Obligor, or by any Governmental Authority or other Person having jurisdiction over any Obligor, seeking to establish the invalidity or unenforceability thereof, or any Obligor shall deny that it has any liability or obligation purported to be created under any Loan Document or (iii) a "Default" shall have occurred and be continuing under the Entravision Credit Agreement; or

     (e) Any Guarantee shall cease, for any reason, to be in full force and effect, and such occurrence shall have a Material Adverse Effect; or

     (f) Except as set forth in Section 7(d)(iii), the Borrower or any other Obligor shall (i) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Notes), issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $500,000 or greater or (B) any Guarantee Obligation with respect to an amount of $500,000 or greater, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or (ii) default in the observance or performance of any other material agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; or

     (g) (i) The Borrower or any other Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Obligor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Obligor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Borrower or any other Obligor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

     (h) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) the Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject the Borrower or any other Obligor to any tax, penalty or other liabilities in the aggregate to exceed $500,000; or

     (i) One or more judgments or decrees shall be entered against the Borrower or any other Obligor involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree or any non-monetary judgment or order shall be entered against the Borrower or any other Obligor that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment, which has not been stayed pending appeal or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (j) There shall occur any default in the material observance or material performance of any Material Contract or any such Material Contract shall terminate or otherwise no longer be in full force and effect, in each case to the extent such default or termination could reasonably be expected to have a Material Adverse Effect; or

     (k) (A) any designation by any Governmental Authority (including the FCC) of an evidentiary hearing with regard to any application of the Borrower, any of its Subsidiaries, or any other Obligor requesting any authorization from such Governmental Authority shall fail to be dismissed within 120 days after such designation and the Agent, in its reasonable judgment after consultation with its FCC counsel, believes that it is more likely than not that the result thereof will be the termination, revocation, suspension, non-renewal or material (and adverse) modification of any material Media License held by the Borrower or its Subsidiaries, or any material Entravision Media License held by Entravision or any of its Subsidiaries (other than the Borrower or its Subsidiaries), or (B) any Governmental Authority (including the FCC) shall terminate, revoke or substantially and adversely modify any material Media License of the Borrower or its Subsidiaries, or any material Entravision Media License held by Entravision or any of its Subsidiaries (other than the Borrower or its Subsidiaries), or (C) any action or proceeding commenced by any Governmental Authority (including the
FCC) seeking the termination, suspension, revocation, non-renewal or substantial and adverse modification of any material Media License or any material Entravision Media License shall fail to be dismissed within 120 days after such commencement, and the Agent, in its reasonable judgment after consultation with its FCC counsel, believes that such proceeding will more likely than not result in such termination, suspension, revocation, non-renewal or substantial and adverse modification, or (D) any material Media License or any material Entravision Media License shall expire by its terms and is not renewed in a timely manner, or any material agreement which is necessary to the operation of any broadcast facility or transmission site relating to any material Media License or any material Entravision Media License shall expire or is revoked or terminated and is not replaced by a comparable substitute or a substitute reasonably acceptable to the Agent. (For purposes of this Section 7(k), a "material" Media License is (1) any Media License (other than a Media License issued by the FCC), alone or in conjunction with other Media Licenses then subject to any of the circumstances described in this Section, the loss of which (in the Agent's reasonable judgment) could have a Material Adverse Effect, (2) any Entravision Media License (other than an Entravision Media License issued by the FCC), alone or in conjunction with other Entravision Media Licenses then subject to any of the circumstances described in this Section, the loss of which (in the Agent's reasonable judgment) could have a Material Adverse Effect and
(3) any Media License or Entravision Media License issued by the FCC. Notwithstanding the foregoing, with respect to the type of event described in clause (A) or clause (C) above, the occurrence of such event will not constitute an Event of Default under and for purposes of clause (A) or clause (C) of this
Section 7(k) only, provided that (and so long as) each of the following
                   -------- ----
conditions is satisfied to the Agent's satisfaction:

          (i) the Borrower provides the Agent with written notice of such event within five Business Days after it or any other Obligor is notified by the FCC of such designation (and also provides a copy of any such notice received from the FCC), and

          (ii) the notice of designation affirmatively indicates that it relates only to the licenses or applications of a single Station or a single Entravision Station rather than to the licenses and/or applications of more than one Station or Entravision Station, and

          (iii) with respect to any Media License, if an adverse ruling in the proceeding would threaten the Borrower's ability to continue providing the same level of underlying service by such Station as theretofore provided, then (A) the Borrower shall make a prepayment of the Loans (within 30 Business Days after receiving notice of such designation from the FCC) in an amount sufficient for the Borrower to remain in compliance with each of the financial covenants under
Section 6.1 hereof without including any of the Operating Cash Flow attributable to such Station and (B) the Borrower shall thereafter exclude the Operating Cash Flow attributable to such Station from the calculation of the Borrower's consolidated Operating Cash Flow. Any such prepayment and exclusion from Operating Cash Flow will be permanent unless and until the FCC proceeding regarding such license or application is finally resolved to the Agent's satisfaction in a manner favorable to the Borrower and without any divestiture of assets required by the FCC or otherwise voluntarily accomplished by the Borrower pursuant to the next sentence. Once the Borrower has made such prepayment and exclusion from Operating Cash Flow under the circumstances contemplated by this clause (iii), then the Borrower may thereafter sell the assets relating to such Station (and only such Station) pursuant to a transaction with an unrelated third party (i.e., a non-Affiliate) for value
                                           ----
received provided that (1) the Borrower gives the Agent written notice of such
         -------- ----
transaction at least 30 days (but not more than 60 days) prior to consummation of such transaction, (2) the representation under Section 3.20 regarding solvency of the Borrower is true immediately prior to and following any such disposition, (3) such transaction does not cause a Material Adverse Effect or otherwise violate any covenant hereunder or otherwise cause a Default hereunder,
(4) the Borrower provides the Agent with a certificate renewing the representations and warranties in the Loan Documents and (if and to the extent appropriate) updating the various schedules to the Loan Documents to make the representations and warranties therein true, accurate and complete following such transaction and (5) the proceeds of such transaction are promptly used to prepay the Loans; or

     (l) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason other than an act or omission by the Agent, cease to be valid or enforceable in accordance with its terms and such cessation shall have a Material Adverse Effect, or any security interest created under any Loan Document shall for any reason other than an act or omission by the Agent, cease to be a valid and perfected first-priority security interest or Lien (except as otherwise stated or permitted herein or therein) in any material portion of the Collateral, the Guarantor Collateral or the property purported to be covered thereby; or

     (m) A Change in Control shall have occurred; provided that, the occurrence of any event which would constitute a Change in Control shall not constitute an Event of Default under this Section 7(m) if such event is by reason of the death or disability of either or both of Walter F. Ulloa and Philip C. Wilkinson and
(i) no other Default has occurred and is continuing and (ii) there has been presented to the Lenders within 120 days of such death or disability a plan for reorganization of, and operation of the business of, the Borrower and Entravision (which plan shall include compliance with the terms of this Agreement and the other Loan Documents) in the absence of such individual or individuals (as applicable) which is satisfactory to the Majority Lenders in their reasonable discretion; or

     (n) The operations of any Station or any Entravision Station shall be interrupted or curtailed at any time for a period in excess of 96 hours (whether or not consecutive) during any period of seven consecutive days; or

     (o) With respect to any Obligor that is organized as a limited liability company, any member thereof (A) experiences an event described in Section 7(g) hereof, (B) dies, dissolves or otherwise terminates its existence, or (C) withdraws from membership in such limited liability company. Notwithstanding the foregoing, such event will not constitute an Event of Default hereunder if (1) within 15 Business Days of the occurrence such event, the Agent is notified thereof in writing and (2) within 30 days of the occurrence of such event (or within such shorter period as may be required by applicable law or the applicable Organic Documents for such limited liability company), the remaining members of such limited liability company take all action necessary, if any (in a manner reasonably acceptable to the Agent) to continue the existence of such limited liability company as an operating organization liable to the Agent for its obligations under the Loan Documents;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Commitments to the Borrower shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to the Borrower to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. In all cases, with the consent of the Majority Lenders, the Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan

Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

     SECTION 8.  THE AGENT

     8.1  Appointment.  Each Lender hereby irrevocably designates and appoints
          -----------
Union Bank of California, N.A. as Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Union Bank of California, N.A., as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     8.2  Delegation of Duties.  The Agent may execute any of its duties under
          --------------------
this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3  Exculpatory Provisions.  Neither the Agent nor any of its officers,
          ----------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any other Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower, any Subsidiary or any other Obligor to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Subsidiary or any other Obligor.

     8.4  Reliance by the Agent.  The Agent shall be entitled to rely, and shall
          ---------------------
be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), the Accountants and independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except to the extent incurred as a result of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     8.5  Notice of Default.  The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders or all Lenders as appropriate; provided that unless and until the Agent shall have received such
             --------
directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Agent shall believe necessary to protect the Lenders' interests in the Collateral or the Guarantor Collateral.

     8.6  Non-Reliance on the Agent and Other Lenders.  Each Lender expressly
          -------------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any Subsidiary or any other Obligor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Subsidiary and the other Obligors and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, its Subsidiaries and the other Obligors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, any Subsidiary or any other Obligor that may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7  Indemnification.  The Lenders agree to indemnify the Agent in its
          ---------------
capacity as such (to the extent not reimbursed by the Borrower, its Subsidiaries or the other Obligors and without limiting the obligation of such Persons to do
so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent, in its capacity as Agent, but not as a Lender hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

     8.8  The Agent in Its Individual Capacity.  The Agent and its Affiliates
          ------------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Subsidiary and the other Obligors as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Agent, the Loans made by the Agent, and any Note issued to the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     8.9  Successor Agent.  The Agent may resign as Agent upon 30 days' notice
          ---------------
to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which consent shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Further, if the Agent no longer has any Loans or Commitment hereunder, the Agent shall immediately resign and shall be replaced, and have the benefits, as set forth in this Section 8.9.

     SECTION 9.  MISCELLANEOUS

     9.1  Amendments and Waivers.  Neither this Agreement, any Note, any other
          ----------------------
Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Majority Lenders and the Borrower (and, in the case of any Loan Document other than this Agreement, the relevant Obligor), the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purposes of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders, the Borrower or any other Obligor hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such
                              --------  -------
amendment, supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Note or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount of any Lender's Commitment, in each case without the written consent of the Lender affected thereby; or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in or otherwise modify the definition of Majority Lenders, or consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement and the other Loan Documents; or (c) release any Obligor from any liability under its respective Loan Documents; or (d) release any material portion of the Collateral or any material portion of the Guarantor Collateral, except for any Asset Disposition or release of Lien permitted by this Agreement or any other Loan Document; or (e) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(f) or 2.9; or (f) amend, modify or waive any provision of this Agreement requiring the consent or approval of all Lenders; or (g) increase the amount of the Aggregate Commitment, in each case set forth in clauses (i)(b) through (i)(g) above without the written consent of all the Lenders; or (ii) amend, modify or waive any provision of
Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Obligors, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Obligors, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

     9.2  Notices.  All notices, requests and demands or other communications to
          -------
or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrower and the Agent, and as set forth on the signature pages hereto, or in the Assignment and Acceptance pursuant to which a Person becomes a party hereto, in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower:

                              LCG Acquisition Corporation
                              2425 Olympic Boulevard, Suite 6000 West
                              Santa Monica, California 90404
                              Attention:  Walter F. Ulloa
                                          Philip C. Wilkinson
                                          Jeanette Tully
                              Telecopy:   (310) 447-3899

                              With a copy to (which shall not constitute notice to the Borrower):

                              Thompson Hine & Flory, LLP
                              1920 N Street, N.W.
                              Washington, DC 20036-1601
                              Attention:  Barry A. Friedman, Esq.
                              Telecopy:   (202) 331-8330

                              and

                              Zevnik Horton Guibord
                              McGovern Palmer & Fognani, L.L.P.
                              101 West Broadway, 17th Floor
                              San Diego, California 92101
                              Attention:  Kenneth D. Polin, Esq.
                              Telecopy:   (619) 515-9628

The Agent:                    Union Bank of California, N.A
                              445 South Figueroa Street
                              Los Angeles, California 90071
                              Attention:  Lena M. Bryant
                              Telecopy:   (213) 236-5747

provided that any notice, request or demand to or upon the Agent or the Lenders
--------
pursuant to Section 2.1, 2.2 or 2.4 shall not be effective until received.

     9.3  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
          ------------------------------
in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

     9.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay to
          -----------------------------
reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including travel and other expenses incurred by it or its agents in connection with performing due diligence with regard hereto) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including those contemplated to occur on the Closing Date), including, without limitation, syndication efforts in connection with this Agreement and the reasonable fees and disbursements of counsel to the Agent (including special counsel with regard to FCC matters, special counsel with regard to Collateral or Guarantor Collateral located outside of California and the allocated costs of internal counsel to the Agent), which counsel fees shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed, (b) after the occurrence and during the continuance of a Default, to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Agent and each Lender (including the allocated costs of internal counsel to the Agent),
(c) to pay, and indemnify and hold harmless each Lender and the Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless each Lender and the Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders and the Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and the other Loan Documents, the Merger or the use of the proceeds of the Loans and any such other documents (all the foregoing, collectively, the "indemnified liabilities" irrespective of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated), provided, that the Borrower shall have no obligation hereunder to
              --------
the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender or their agents or attorneys-in-fact. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder. The Agent and the Lenders agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by the Borrower pursuant to the terms hereof.

     9.6  Successors and Assigns; Participations; Purchasing Lenders.
          -----------------------------------------------------------

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any
                                  ------------
Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that the holder of any such participation, other than an
           --------
Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto, or a release of any Obligor or any substantial portion of the Collateral or the Guarantor Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount continuing of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such
                                                             --------
Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount
--------
pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any of its Affiliates or to any Lender, any Affiliate thereof or to one or more additional lenders or financial institutions ("Purchasing Lenders"), which additional
                                    ------------------
lenders shall be subject to the consent of the Borrower (such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing) all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Acceptance substantially in the form of Exhibit B, executed by such Purchasing Lender and such transferor Lender and delivered to the Agent for its acceptance and recording in the Register (as defined in (d) below), provided, that any such
                                                     --------
sale must result in the Purchasing Lender having at least $5,000,000 in aggregate amount of obligations under this Agreement, the Notes and the other Loan Documents. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance, and if the transferor Lender has retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

     (d) The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and
 --------
the Commitment of, and principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) together with payment to the Agent (except in the case of a Lender assigning to its Affiliate) of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

     (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any
                            ----------
and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and Affiliates, which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

     (g)  If, pursuant to this Section, any interest in this Agreement or any
Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender and the Agent (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form W-9, W-8BEN or W-8ECI (as applicable to it) (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form W-9, W-8BEN or W-8ECI (as applicable to it) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Notes to any Federal Reserve Bank in accordance with applicable law.

     9.7  Adjustments; Set-Off.
          ---------------------

     (a)  If any Lender (a "benefited Lender") shall at any time receive any
                            ----------------
payment of all or part of its Loans or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or interest thereon, or fees, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such
                     --------  -------
excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Lenders provided by law, with the prior consent of the Majority Lenders, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice
                                 --------
shall not affect the validity of such set-off and application.

     9.8  Counterparts.  This Agreement may be executed by one or more of the
          ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     9.9  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 Integration.  This Agreement represents the entire agreement of the
          -----------
Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     9.11 GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
          -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

     9.12 Alternative Dispute Resolution.
          -------------------------------

     (a)  Claims Subject To Judicial Reference; Selection Of Referee.  All
          ----------------------------------------------------------
Claims, including any and all questions of law or fact relating thereto, shall, at the written request of any Party, be determined by Reference. The Parties shall select a single neutral referee, who shall be a retired state or federal judge with at least five years of judicial experience in civil matters. In the event that the Parties cannot agree upon a referee, the referee shall be appointed by the court. The Parties shall equally bear the fees and expenses of the referee unless the referee otherwise provides in the statement of decision.

     (b)  Waiver Of Jury Trial.  In connection with a Reference or any other
          --------------------
action or proceeding, whether brought in state or federal court, the Parties hereby expressly, intentionally and deliberately waive any right they may otherwise have to trial by jury of any Claim.

     (c)  Conduct Of Reference.  Except as provided in this Section 9.12, the
          --------------------
Reference shall be conducted pursuant to Applicable State Law. The referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Section 9.12.

     (d)  Provisional Remedies, Self-Help And Foreclosure.  No provision of this
          -----------------------------------------------
Section 9.12 shall limit the right of any party to (i) exercise self-help remedies including set-off,

(ii) foreclose against or sell any Collateral or Guarantor Collateral, by power of sale or otherwise or (iii) obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of the Reference. The exercise of, or opposition to, any such remedy does not waive the right of any Party to Reference pursuant to this Section 9.12.

     (e)  Limitation On Damages.  In the event that punitive damages are
          ---------------------
permitted under Applicable State Law, the amount thereof shall not exceed a sum equal to three times the amount of actual damages as determined by the referee.

     (f)  Severability.  In the event that any provision of this Section 9.12 is
          ------------
found to be illegal or unenforceable, the remainder of this Section 9.12 shall remain in full force and effect.

     (g)  Miscellaneous.  In the event that multiple Claims are asserted, some
          -------------
of which are found not subject to this Section 9.12, the Parties agree to stay the proceedings of the Claims not subject to this Section 9.12 until all other Claims are resolved in accordance with this Section. In the event that Claims are asserted against multiple parties, some of whom are not subject to this Section, the Parties agree to sever the Claims subject to this Section 9.12 and resolve them in accordance with this Section 9.12. In the event of any challenge to the legality or enforceability of this Section 9.12, the prevailing Party shall be entitled to recover the costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith. Applicable State Law shall govern the interpretation of this Section 9.12.

     (h)  Defined Terms.  As used in this Section 9.12, the following terms
          -------------
shall have the respective meanings set forth below:

     "Applicable State Law":  the law of the State of California; provided,
      --------------------
however, that if any Party seeks to (i) exercise self-help remedies, including set-off, (ii) foreclose against or sell any Collateral or Guarantor Collateral, by power of sale or otherwise or (iii) obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of the Reference, the law of the state where such Collateral or Guarantor Collateral, as the case may be, is located shall govern the exercise of or opposition to such rights and remedies.

     "Claim":  any claim, cause of action, action, dispute or controversy
      -----
between or among the Parties, whether sounding in contract, tort or otherwise, which arises out of or relates to: (i) any of the Loan Documents; (ii) any negotiations or communications relating to any of the Loan Documents, whether or not incorporated into the Loan Documents or any indebtedness evidenced thereby; or (iii) any alleged agreements, promises, representations or transactions in connection therewith.

     "Party":  any Obligor, any Lender or the Agent.
      -----

     "Reference":  a judicial reference conducted pursuant to this Section 9.12
      ---------
in accordance with Applicable State Law, as in effect at the time the referee is selected pursuant to Section 9.12(a).

     9.13 Acknowledgements.  The Borrower hereby acknowledges that:
          ----------------

     (a) its has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

     (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Agent and the Lenders, on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and

     (c) no joint venture exists among the Lenders or among the Borrower, on one hand and the Lenders, on the other hand.

     9.14 Headings.  Section headings herein are included for convenience of
          --------
reference only and shall not constitute a part of this Agreement for any other purpose.

     9.15 Copies of Certificates, Etc.  Whenever the Borrower is required to
          ---------------------------
deliver notices, certificates, opinions, statements or other information hereunder to the Agent for delivery to any Lender (including under Article 4), it shall do so in such number of copies as the Agent shall reasonably specify.

     9.16 Publicity.  The Agent shall have the right to review and approve, in
          ---------
advance, any public announcements (in any form) and any filings describing or quoting from the credit arrangements reflected in this Agreement and the other Loan Documents, provided, however, that the Borrower (i) shall be permitted to
                --------  -------
file copies of any Loan Document with the FCC or any other governmental agency as required by law and (ii) shall also be permitted to disclose information concerning the Loan Documents if the Borrower's attorneys reasonably believe that such disclosure is required by law.

     9.17 Confidentiality.  The Lenders shall take normal and reasonable
          ---------------
precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower, but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender; provided that such transferee, assignee or participant agrees to comply with the provisions of this Section 9.17 unless specifically prohibited by applicable law or court order. In no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.

                           BORROWER
                           --------

                           LCG ACQUISITION CORPORATION

                           By: /s/ Walter F. Ulloa
                           Name:   Walter F. Ulloa
                           Title:  Chairman/CEO

                           AGENT
                           -----

                           UNION BANK OF CALIFORNIA, N.A., as Agent

                           By: /s/ Lena M. Bryant
                           Name:   Lena M. Bryant
                           Title:  Vice President

                           LENDERS
                           -------

                           UNION BANK OF CALIFORNIA, N.A.,
                           as a Lender

                           By: /s/ Lena M. Bryant
                           Name:   Lena M. Bryant
                           Title:  Vice President

                           Commitment:  $115,000,000

                           Address for Notices
                           -------------------

                           (a)  For Credit:
                                ----------

                           445 South Figueroa Street
                           Los Angeles, California 90071
                           Attention:  Lena M. Bryant
                           Telephone:  (213) 236-7535
                           Facsimile:  (213) 236-5747

                           (b)  For Operations:
                                --------------

                           445 South Figueroa Street
                           Los Angeles, California 90071
                           Attention:  Liliane Biermann
                           Telephone:  (213) 236-4054
                           Facsimile:  (213) 236-5276

                           Approved Lending Offices
                           ------------------------

                           Applicable Lending Office for Base Rate Loans:
                           445 South Figueroa Street
                           Los Angeles, California 90071

                           Applicable Lending Office for LIBOR Loans:
                           445 South Figueroa Street
                           Los Angeles, California 90071

                                                                       EXHIBIT A
                                                                       ---------
                                                          TO TERM LOAN AGREEMENT
                                                          ----------------------


                                 FORM OF NOTE
                                 ------------



$____________                                            Los Angeles, California
                                                              ____________, ____



     FOR VALUE RECEIVED, the undersigned, Latin Communications Group Inc., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to
                           --------
the order of ______________________________ (the "Lender"), in lawful money of
                                                  ------
the United States and in immediately available funds, the lesser of (1) _____________ and (2) the aggregate unpaid principal amount of the Loan made by the Lender to the undersigned pursuant to the Loan Agreement (as hereinafter defined), on the Maturity Date (as defined in the Loan Agreement) and on such other dates as are required under the Loan Agreement. Such payment shall be made for the account of the Lender at the office of Union Bank of California, N.A. located at 445 South Figueroa Street, Los Angeles, California 90071 or at such other office as the holder of this Note may notify the undersigned and as agreed to by Union Bank of California, N.A. The undersigned further agrees to pay interest in like money at such office or such other office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates specified in the Loan Agreement until such principal has been paid in full (both before and after judgment to the extent permitted by law).

     This Note is one of the Notes referred to in the Term Loan Agreement dated as of April 20, 2000 (as amended, supplemented, modified or restated from time to time, the "Loan Agreement"), among LCG Acquisition Corporation, the Lender,
              --------------
the other Lenders parties thereto and Union Bank of California, N.A., as agent for the Lenders; is entitled to the benefits thereof and of the other Loan Documents; and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein which are defined in the Loan Agreement shall have such meanings unless otherwise defined herein or unless the context otherwise requires.

     Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

                              BORROWER
                              --------

                              LATIN COMMUNICATIONS GROUP INC.


                              By:_________________________
                              Name:_______________________
                              Title:______________________

                                                                       EXHIBIT B
                                                                       ---------
                                                          TO TERM LOAN AGREEMENT
                                                          ----------------------

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------

                          Date:  _____________________


     Reference is made to that certain Term Loan Agreement dated as of April 20, 2000 (as it may be amended, modified, supplemented or restated from time to time, the "Loan Agreement") among (1) LCG ACQUISITION CORPORATION, a Delaware
           --------------
corporation, (2) the several banks and other financial institutions from time to time parties thereto (the "Lenders") and (3) Union Bank of California, N.A., as
                           -------
agent for the Lenders thereunder (in such capacity, the "Agent").  Terms defined
                                                         -----
and the rules of interpretation contained in the Loan Agreement have the same meanings and application herein.

     _________________ (the "Assignor") is a Lender under the Loan Agreement and
                             --------
agrees with _________________________ (the "Assignee") as follows:
                                            --------

     1. As of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, $_____________ in principal amount of the Assignor's $_____________ Loan under the Loan Agreement (as in effect on the Effective Date and without giving effect to other assignments by the Assignor that have become or will be effective as of the Effective Date), together with the related rights and obligations under the Loan Agreement and the other Loan Documents, which assignment will result in the Assignee having a Commitment Percentage of ___%. The Assignee hereby appoints and authorizes the Agent to exercise such powers as are delegated to the Agent by Section 8 of the Loan Agreement and by the other Loan Documents.

     2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) represents and warrants that it has full power and authority, and has taken all action necessary, (i) to execute and deliver this Assignment and any and all other documents required or permitted to be executed or delivered by it in connection herewith and (ii) to fulfill its obligations under, and consummate the transactions contemplated by, this Assignment, and no governmental authorizations or other authorizations are required in connection therewith; (c) represents and warrants that this Assignment constitutes the legal, valid and binding obligation of the Assignor;
(d) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; and (e) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the

Borrower of any of its obligations under the Loan Documents or any instrument or document furnished thereto.

     3. The Assignee (a) confirms that it has received copies of such of the Loan Documents and other documents delivered pursuant to Section 4 of the Loan Agreement as it has requested, together with a copy of the most recent financial statements of the Borrower received by the Agent pursuant to Section 5.1 of the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender; (d) specifies as its Applicable Lending Offices the offices set forth beneath its name on the signature pages hereof; (e) represents and warrants, for the benefit of the Assignor, the Agent and the Borrower, that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the Assignor with respect to any payments to be made to the Assignee with respect to the Loans; /1/[(f) attaches either U.S. Internal Revenue Service Form W-9, W-8BEN or W-8ECI, or successor applicable form certifying as to the Assignee's entitlement to claim complete exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement (and the Note held by it); (g) agrees, for the benefit of the Assignor, the Agent and the Borrower, that it will provide to the Assignor (and, in the event the Assignee becomes a Lender registered in the Register, the Agent and the Borrower) a new Form W-9, W-8BEN or W-8ECI, or successor applicable form upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by Assignee, and that it will comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption;] (h) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment, and any and all other documents required or permitted to be executed or delivered by it in connection with this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment, and no governmental authorizations or other authorizations are required in connection therewith; and (i) represents and warrants that this Assignment constitutes the legal, valid and binding obligation of the Assignee.

     4. The effective date for this Assignment shall be _________________ (the "Effective Date"). Following the execution of this Assignment, it will be
---------------
delivered to the Agent for acceptance and recording by the Agent and, if applicable, for acceptance by the Borrower.

_____________________
/1/ Bracketed provisions to be included if Assignee is organized under the laws of any jurisdiction other than the United States or any state thereof.

     5. Upon such acceptance and recording, as of the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents as if the Assignee had been an original party to the Loan Agreement and (b) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Loan Documents for periods prior to the Effective Date, as the case may be, directly between themselves.

     7. Concurrently with the execution of this Assignment, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Assignment, to be forwarded to the Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment, and the Assignor specifically agrees to cause the delivery of two original counterparts of this Assignment and the Request for Registration to the Agent for the purpose of registration of the Assignee as a "Lender" pursuant to Section 9.6 of the Loan Agreement.

     8. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                              Assignor
                              --------

                              ____________________________________

                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________

                              Assignee
                              --------

                              ____________________________________


                              By:_________________________________
                              Name:_______________________________
                              Title:______________________________

                              Applicable Lending Offices:
                              --------------------------

                              LIBOR Loans
                              -----------
                              Address:

                              ____________________________________
                              ____________________________________
                              ____________________________________


                              Base Rate Loans
                              ---------------
                              Address:


                              ____________________________________
                              ____________________________________
                              ____________________________________



                              Address for Notices:
                              -------------------


                              ____________________________________
                              ____________________________________
                              ____________________________________



                              Telephone No.:______________________
                              Telecopier No.:_____________________
                              Attention:__________________________


Consented to as of ____________, ____./2/


Borrower
--------

LATIN COMMUNICATIONS GROUP INC.

By:_________________________
Name:_______________________
Title:______________________

_______________________
/2/ To be completed if Borrower's consent required under Section 9.6(c) of the Loan Agreement.

                                                                    EXHIBIT A TO
                                                                    ------------
                                                       ASSIGNMENT AND ACCEPTANCE
                                                       -------------------------

                            REQUEST FOR REGISTRATION
                            ------------------------

TO:  UNION BANK OF CALIFORNIA, N.A., as Agent

     THIS REQUEST FOR REGISTRATION is made as of the date of the enclosed Assignment and Acceptance with reference to that certain Term Loan Agreement dated as of April 20, 2000 (as it may be amended, modified, supplemented or restated from time to time, the "Loan Agreement") among (1) LCG ACQUISITION
                                 --------------
CORPORATION, a Delaware corporation, (2) the several banks and other financial institutions from time to time parties thereto (the "Lenders") and (3) Union
                                                     -------
Bank of California, N.A., as agent for the Lenders thereunder (in such capacity, the "Agent"). Terms defined and the rules of interpretation contained in the
     -----
Loan Agreement have the same meanings and application herein.

     The Assignor and the Assignee described below hereby request that the Agent register the Assignee as a Lender pursuant to Section 9.6 of the Loan Agreement, effective as of the Effective Date described in the enclosed Assignment and Acceptance and, in connection with this request, certify to the Agent that the enclosed Assignment and Acceptance sets forth the correct Commitment Percentage and Loan of the Assignee.

     Enclosed with this Request are (i) the registering and processing fee of $3,500 payable to the Agent pursuant to Section 9.6 of the Loan Agreement, (ii) two counterpart originals of the Assignment and Acceptance and (iii) the original Note of the Borrower in favor of the Assignor in the principal amount of its Loan. The Assignor and the Assignee hereby jointly request that the Agent cause the Borrower to issue, pursuant to Section 9.6(c) of the Loan Agreement, (i) a replacement Note, dated as of the same date as the original note being replaced, in favor of the Assignor in the principal amount of the balance of its Loan (after giving effect to the Assignment) and (ii) a new Note, dated as of the Effective Date, in favor of the Assignee in the principal amount of the Assignee's Loan.

     IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Request for Registration by their duly authorized officers as of ________________, ____.

                              Assignor
                              --------

                              __________________________________

                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

                              Assignee
                              --------

                              __________________________________


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________


--------------------------------------------------------------------------------


                     CONFIRMATION OF REGISTRATION BY AGENT
                     -------------------------------------

TO: The Assignor and the Assignee referred to in the above Request for Registration

     The Agent referred to below hereby certifies that it has registered the Assignee as a Lender under the Loan Agreement, effective as of the Effective Date described above, with the Commitment Percentage and the Loan set forth for the Assignee in the Assignment and Acceptance and has adjusted the registered Commitment Percentage and Loan of the Assignor to reflect the assignment effected by such Assignment and Acceptance.

                              UNION BANK OF CALIFORNIA, N.A.,
                                 as Agent

                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                                                                       EXHIBIT C
                                                                       ---------
                                                          TO TERM LOAN AGREEMENT
                                                          ----------------------


                 FORM OF NO DEFAULT/REPRESENTATION CERTIFICATE
                 ---------------------------------------------

     ________________________________________, the ___________________ of the
_____________________, a Delaware corporation, hereby certifies in connection with the Term Loan Agreement dated as of April 20, 2000 among LCG Acquisition Corporation, the several banks and other financial institutions parties thereto and Union Bank of California, N.A., as agent (the "Agent") (such Term Loan
                                                   -----
Agreement, as it may be amended, restated, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein and not defined shall
           --------------
have the meanings assigned to them in the Loan Agreement), as of the date set forth below, that:

          (i) the representations and warranties contained in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date are correct on and as of the Closing Date in all material respects as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

          (ii) no Default has occurred and is continuing on the Closing Date or would result from the making of the Loan being made available on the Closing Date pursuant to the Loan Agreement.

     IN WITNESS WHEREOF, I HAVE HEREUNTO SIGNED MY NAME AS OF THIS ____ DAY OF ________________, ____:

                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________

                                                                       EXHIBIT D
                                                                       ---------
                                                          TO TERM LOAN AGREEMENT
                                                          ----------------------

                    FORM OF COVENANT COMPLIANCE CERTIFICATE
                    ---------------------------------------

     The undersigned, ____________________, the Chief Financial Officer of LATIN COMMUNICATIONS GROUP INC., a Delaware corporation (the "Borrower"), refers to
                                                        --------
that certain Term Loan Agreement dated as of April 20, 2000 among the Borrower, the several banks and other financial institutions parties thereto (the

"Lenders") and Union Bank of California, N.A., as agent for the Lenders (as it
 -------
may be amended, modified, restated or supplemented from time to time, the "Loan
                                                                           ----
Agreement"; capitalized terms used herein and not defined shall have the
---------
meanings assigned to them in the Loan Agreement) and certifies as to the accuracy of the following:

1.   Total Interest Coverage Ratio
     -----------------------------
     a.   Operating Cash Flow

          i.     Net Income after eliminating
                 extraordinary gains and
                 losses                                         $_______

          ii.    provisions for taxes (to the
                 extent deducted from the
                 computation of Net Income)                     $_______

          iii.   depreciation and amortization
                 (to the extent deducted from the
                 computation of Net Income)                     $_______

          iv.    Interest Expense (see 1(b) below)
                 (to the extent deducted from the
                 computation of Net Income)                     $_______

          v.     permitted termination payments
                 owing by the Borrower resulting
                 from early termination of a time
                 brokerage agreement, local
                 marketing agreement or similar
                 agreement (to the extent deducted
                 from the computation of Net
                 Income)                                        $_______

          vi.    operating losses from Stations
                 KVBC-FM and KRNV-FM, to
                 the extent that such losses are
                 incurred during the first twelve
                 months of such Stations being
                 on the air (to the extent deducted
                 from the computation of Net
                 Income)                                   $_______

          vii.   other non-cash charges (to the
                 extent deducted from the
                 computation of Net Income)                $_______

          viii.  non-cash revenues (to the
                 extent included in the calculation
                 of Net Income)                            $_______

          ix.    Corporate Overhead (to the
                 extent included in the calculation
                 of Net Income)                            $_______

          x.     i + ii + iii + iv + v + vi + vii                    $_______
                 - viii - ix

     b.   Interest Expense

          i.     amount of all interest on Total
                 Debt that was paid, payable
                 and/or accrued for such period
                 (without duplication of previous
                 amounts)                                  $_______

          ii.    all commitment fees paid,
                 payable and/or accrued for such
                 period (without duplication of
                 previous amounts) to any
                 lender in exchange for such
                 lender's commitment to lend               $_______

          iii.   net amounts payable (or
                 receivable) under all Interest
                 Rate Agreements                           $_______

          iv.    all interest income                       $_______

          v.     i + ii + iii - iv                                   $_______

     c.   Ratio of a to b/1/:                                    _____:1

2.   Minimum Operating Cash Flow/2/ (see 1(a) above)            $______
     -----------------------------------------------

3.   Unfunded Liabilities/3/                                    $______


     As of the date hereof, the Chief Financial Officer represents and warrants to the Lenders as follows:

     a. The representations and warranties contained in each Loan Document and certificate or other writing delivered to the Lenders are correct on and as of the date hereof in all material respects, as though made on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date, in which case as of such date); and

     b.   no Default has occurred and is continuing.

     IN WITNESS WHEREOF, I HAVE HEREUNTO SIGNED MY NAME, AS THE CHIEF FINANCIAL OFFICER OF LATIN COMMUNICATIONS GROUP INC., AS OF __________, 200_.

                                  LATIN COMMUNICATIONS GROUP INC.


                                  ________________________________________
                                  Name:___________________________________
                                        Chief Financial Officer

_________________________
/1/ Section 6.1(a) of the Loan Agreement requires that the Total Interest Coverage Ratio for the period representing the number of whole months (not exceeding 12 months) that have passed from and including May 1, 2000 to and including the last day of the relevant fiscal quarter not be less than ____:1.

/2/ Section 6.1(b) of the Loan Agreement requires that the Operating Cash Flow of the Borrower and its Subsidiaries on a consolidated basis for the 12 months ended as of the end of the relevant fiscal quarter of the Borrower not be less than $_________.

/3/ Section 6.12 of the Loan Agreement requires that unfunded liabilities for any and all Plans maintained for or covering employees of the Borrower or any Subsidiary not exceed $500,000 in the aggregate at any time.

                                                                       EXHIBIT E
                                                                       ---------
                                                          TO TERM LOAN AGREEMENT
                                                          ----------------------

                          FORM OF CONTINUATION NOTICE
                          ---------------------------

Date:

To:  Union Bank of California, N.A.,
       as Agent
     445 South Figueroa Street
     Los Angeles, California  90071
     Attention:  Communications/Media Division

     Re:  LATIN COMMUNICATIONS GROUP INC., a Delaware corporation

     We refer to that certain Term Loan Agreement dated as of April 20, 2000 among LCG Acquisition Corporation, the several banks and other financial institutions parties thereto and Union Bank of California, N.A., as agent (such Term Loan Agreement, as amended, modified, supplemented or restated from time to time, the "Loan Agreement"). Capitalized terms used herein and not defined have
           --------------
the meanings assigned to them in the Loan Agreement.

     [Pursuant to Section 2.4(a) of the Loan Agreement, the undersigned elects to convert the following LIBOR Loans to Base Rate Loans at the end of the current Interest Period for such LIBOR Loans:

LIBOR Loan Amount                        Last Day of Current Interest Period
-----------------                        -----------------------------------

1.
2.
3.  [and so on]                    ]

     [Pursuant to Section 2.4(a) of the Loan Agreement, the undersigned elects to convert Base Rate Loans in the aggregate amount of $__________ to LIBOR Loan(s) as follows:

                              Desired Date                      Length of
LIBOR Loan Amount             of Conversion                  Interest Period
-----------------             -------------                  ---------------

1.
2.
3.  [and so on]                  ]

     [Pursuant to Section 2.4(b) of the Loan Agreement, the undersigned elects to continue the following LIBOR Loans for the following additional Interest
Periods:

                           Last Day of Current          Length of Continued
LIBOR Loan Amount            Interest Period              Interest Period
-----------------            ---------------              ---------------

1.
2.
3.  [and so on]                  ]


                                 Sincerely,

                                 BORROWER
                                 --------

                                 LATIN COMMUNICATIONS GROUP INC.

                                 By:____________________________
                                 Name:__________________________
                                 Title:_________________________

                                 Schedule 3.1
                                 ------------

              Good Standing/Foreign Qualifications Jurisdictions


1.   Latin Communications Group Inc.

       Organized:                     Delaware
       Qualified to do Business:      New York

2.   Latin Communications Inc.

       Organized:                     Delaware
       Qualified to do Business:      California, New York

3.   Vea Acquisition Corp.

       Organized:                     Delaware
       Qualified to do Business:      California, New York

4.   Latin Radio of Washington D.C., L.L.C.

       Organized:                     Delaware
       Qualified to do Business:      Maryland

5.   Latin Communications Group Television Inc.

       Organized:                     Delaware
       Qualified to do Business:      Florida

6.   Latin Communications EXCL Inc.

       Organized:                     Delaware
       Qualified to do Business:      California

7.   LCG Holdings, L.L.C.

       Organized:                     Delaware
       Qualified to do Business:      None

8.   EXCL Holdings, Inc.

       Organized:                     Illinois
       Qualified to do Business:      California

9.   EXCL Communications, Inc.

       Organized:                     Illinois
       Qualified to do Business:      California
       Note:                          doing business in California as EXCL Radio
       -----                          Communications, Inc.

10.  Norte Broadcasting of Colorado, Inc.

       Organized:                     Illinois
       Qualified to do Business:      California, Colorado

11.  SUR Broadcasting of Colorado, Inc.

       Organized:                     Illinois
       Qualified to do Business:      California, Colorado

12.  SUR Broadcasting of New Mexico, Inc.

       Organized:                     New Mexico
       Qualified to do Business:      California

13.  Norte Broadcasting of New Mexico, Inc.

       Organized:                     New Mexico
       Qualified to do Business:      None

14.  Metro Mix, Inc.

       Organized:                     Illinois
       Qualified to do Business:      California

15.  Radio Exito, Inc.

       Organized:                     Nevada
       Qualified to do Business:      California

16.  Pacifico Broadcasting, Inc.

       Organized:                     California
       Qualified to do Business:      None

17.  Sur Broadcasting, Inc.

       Organized:                     California
       Qualified to do Business:      None

18.  Norte Broadcasting, Inc.

       Organized:                     California
       Qualified to do Business:      None

19.  Sur Broadcasting of San Diego, Inc.

       Organized:                     California
       Qualified to do Business:      None

20.  Embarcadero Media, Inc.

       Organized:                     Delaware
       Qualified to do Business:      California

21.  Portland Radio, Inc.

       Organized:                     Washington
       Qualified to do Business:      California, Oregon

22.  Riverside Radio, Inc.

       Organized:                     California
       Qualified to do Business:      None

23.  EMI Sacramento Radio, Inc.

       Organized:                     California
       Qualified to do Business:      None

24.  EMI Los Angeles Radio, Inc.

       Organized:                     California
       Qualified to do Business:      None

25.  Norte Broadcasting of Nevada, Inc.

       Organized:                     Nevada
       Qualified to do Business:      None

                                 Schedule 3.2
                                 ------------

                               Required Consents

Consents of Landlords/Licensors set forth on Schedule 3.5B are as follows:

     EMI Los Angeles Radio, Inc.
     ---------------------------

     i. Lease dated November 1, 1994 (Zufu Properties, Co., Ltd.).

     EMI Sacramento Radio, Inc.
     --------------------------

     i. Lease dated May 27, 1994 (between Great American Television and Radio Company, Inc. and Fuller-Jeffrey Broadcasting Corporation, Inc., now assigned to EMI Sacramento Radio, Inc.).

     EXCL Communications, Inc.
     -------------------------

     i. Office Lease Dated January 12, 2000 (Tropicana Office Investments, L.L.C.).
     ii.  Lease dated October 3, 1996 (Candeleria Business Park Associates,
          L.P.).

     Metro Mix, Inc.
     ---------------

     i. Lease Agreement and Option to Purchase dated June 1, 1990, as amended (Villanueva Capital Corporation).

     Norte Broadcasting, Inc.
     ------------------------

     i.   Lease of State Lands dated June 28, 1996 (State of Colorado).

     Riverside Radio, Inc.
     ---------------------

     i. Lease dated May 15, 1990 (Unum Life Insurance Co., now American Pacific Financial Corporation).

                                 Schedule 3.5A
                                 -------------

                             Intellectual Property


1.        FCC Licenses Owned by LCG Subsidiaries

          KBRG(FM), San Jose, California
          ------------------------------
          Main Station
          Aural STL  WPNN-710

          K261BW, Los Gatos, California
          -----------------------------
          Main Station
          Intercity Relay  WPNN-709

          KLOK(AM), San Jose, California
          ------------------------------
          Main Station
          R/P Base Station   KOS 331

          KSES-FM, Seaside, California
          ----------------------------
          Main Station

          KSES(AM), Soledad, California
          -----------------------------
          Main Station
          Direct Measurement

          KLOK-FM, Greenfield, California
          -------------------------------
          Main Station
          Aural STL      WGX-250

          FM Translator K260AA, Carmel Valley, California
          -----------------------------------------------
          Main Station

          KMXA(AM), Aurora, California
          ----------------------------
          Main Station

          KJMN(FM), Castle Rock, Colorado
          -------------------------------
          Main Station
          Aural STL      WHS-701
          R/P Base Mobile System KPG-372
          Aural STL      WGR-787

          KRZY(AM), Albuquerque
          ---------------------
          Main Station
          Direct Measurement

          KRZY(FM), Santa Fe, New Mexico
          ------------------------------
          Main Station
          Construction Permit (to correct coordinates)
          Direct Measurement

          Earth Station E950068
          ---------------------
          Authorization

          KRCX-FM, Marysville, California
          -------------------------------
          Main Station
          R/P Base Station KPE-548
          R/P Auxiliary - KQY-890
          Aural STL - WHA-993

          KCAL(AM), Redlands, California
          ------------------------------
          Main Station
          Auxiliary Antenna
          Aural STL        WLG-908
          Auxiliary R/P    KC - 25214

          KSZZ(AM), San Bernardino, California
          ------------------------------------
          Main Station

          KSSE(FM), Riverside, California
          -------------------------------
          Main Station

          KRRE(FM), Shingle Springs, California
          -------------------------------------
          Main Station
          Aural STL        WPNM-947
          Aural STL        WPJB-933

          WACA(AM), Wheaton, Maryland
          ---------------------------
          Main Station

          KRNV(FM), Reno Nevada
          ---------------------

2.   Trademarks and Copyrights


               Owner                   Jurisdiction         Trademark             Ser./Reg No.
==============================================================================================
Latin Communications Group Inc.        USA            EL DIARIO LA PRENSA           1,863,697

----------------------------------------------------------------------------------------------
EMI Sacramento Radio, Inc.             USA            KRCX 1110AM RADIO             1,466,610
                                                      CAPITAL


EMI Sacramento Radio, Inc. (still          USA             LA SUPER X                  2,070,252
       assigned of record to
       Marysville Radio, Inc.)
==================================================================================================
EXCL Communications, Inc.                  USA             MARKETSPAN                  1,781,772

EXCL Communications, Inc.                  USA              OK RADIO                   1,823,220

EXCL Communications, Inc.                  USA            CADENA SUPER                 1,824,629
                                                            ESTRELLA
                                                 greater than STAR less than

EXCL Communications, Inc.                  USA          SUPER ESTRELLA FM              1,838,138
                                                 greater than STAR less than

EXCL Communications, Inc.                  USA           RADIO TRICOLOR                1,993,998

EXCL Communications, Inc.                  USA           RADIO ROMANTICA               2,021,380
                                              greater than RADIO ROMANTIC less than

EXCL Communications, Inc.                  USA           RADIO TRICOLOR                2,025,873
                                                          MEXICANISIMA

EXCL Communications, Inc.                  USA             MEXICANISMA                 75/781,280
=================================================================================================

3. The following marks related to the KINK station were sold to American Radio Systems, Inc. pursuant to the Asset Exchange Agreement, dated April 21, 1997, among LCG, EXCL Communications, Inc., Portland Radio, Inc., Radio Exito, Inc. and American Radio Systems, Inc., as amended on January 5, 1998: "KINK," "SATURDAY NIGHT CD," "FOCUS," "SUNDAY NIGHT JAZZ," "SUNDAY MORNING JAZZ," "TRUE TO THE MUSIC." This Agreement closed on May 27, 1998, but these marks have not yet been recorded as sold.

4. The marks "SUPERTALK" and "RADIO THAT BITES" were sold to Citicasters, Co. pursuant to the Sale Agreement dated February 26, 1997, between EXCL Communications, Inc. and Citicasters, Co. This Agreement closed on May 5, 1997, but these marks have not yet been recorded as sold.

5. The following copyrights were sold to Citicasters, Co. pursuant to the Sale Agreement, dated February 26, 1997, between EXCL Communications, Inc. and Citicasters, Co.: "a stack of records" (PAu918-684), "177 records" (PAu915-406), "the kink primate test, cut 1" (PA 286-755) and "the kink primate test, cut 2" (PA 308-003). This Agreement closed on May 5, 1997, but these marks have not yet been recorded as sold.

6.   Internet domain names:

     EXCLRADIO.COM
     HISPANICRADIO.COM
     KLOK.COM
     KBRG.COM
     KVRG.COM
     KMXA.COM
     KJMN.COM
     RADIOTRICOLOR.COM
     SUPERESTRELLA.COM
     RADIOROMANTICA.COM

7.   See, also, Section (e) of Schedule 3.8.

                                 Schedule 3.5B
                                 -------------

                                 Real Property

A.   Owned Real Property
     --------------------

                  PROPERTY                            OWNER

          5301 Madison Avenue, #402       EMI Sacramento Radio, Inc. /1/
          Sacramento, CA
          --------------------------------------------------------------
          765 Show Case Dr.
          San Bernardino, CA              San Bernardino, Inc./2/
          --------------------------------------------------------------
          1605 Simpson Lane,
          Marysville, CA                  Marysville, Radio, Inc./3/
          --------------------------------------------------------------


B.   Real Property Leases
     --------------------

     1. Lease, dated October 31, 1997, by and between LCG and the Rector, Churchwardens and Vestrymen of Trinity Church in the City of New York.

     2. Lease, dated July 30, 1997, by and between Vea Acquisition Corp. and Corporate Realty Income Fund I, L.P.

     3. Site Lease, dated January 24, 1995, by and between GPA Enterprises, Inc. and Century Broadcasting Corporation. Consent to Assignment, dated June 4, 1996, by GPA Enterprises, Inc. of the assignment by Century Broadcasting Corporation to Sur Broadcasting of Colorado Inc.

     4. Lease, dated January 4, 1994, by and between Pen Nom I Corporation by the Equitable Life Assurance Society of the U.S. and Century Broadcasting Corporation, as amended. Assignment and Assumption and Consent to

-------------

   /1/ Subject to any liens or encumbrances set forth in the California Title Association Title Report, dated March 31, 1998 re 5301 Madison Avenue, #402, Sacramento, CA. The underlying indebtedness secured by any liens referenced on this report and showing Greyhound Financial Corporation or First National Bank of Boston as the secured party has been satisfied. LCG will take commercially reasonable steps to remove such liens.
   /2/ Subject to any liens or encumbrances set forth in the California Title Association Title Report, dated March 26, 1998 re 765 Show Case Dr., San Bernardino, CA. The underlying indebtedness secured by any liens referenced on this report and showing Greyhound Financial Corporation as the secured party has been satisfied. LCG will take commercially reasonable steps to remove such liens.
   /3/ 3 Marysville, Radio, Inc. merged into Roseville Radio, Inc. Roseville Radio, Inc. later became EMI Sacramento Radio, Inc. This property will be sold upon consummation of the Asset Purchase Agreement dated April 8, 1999 between Huth Broadcasting and EMI Sacramento Radio, Inc.

       Assignment Agreement, dated June 25, 1996, by and among Pen Nom I Corporation (WHTRI Real Estate L.P. as successor), Century Broadcasting Corporation (Sur Broadcasting of Colorado, Inc. as assignee).

   5. Lease of State Lands, dated June 28, 1996, by and between the State of Colorado and Norte Broadcasting, Inc.

   6. Lease Agreement and Option to Purchase, dated June 1, 1990, between Villanueva Capital Corp. and Bahia Radio, Inc. (assigned to Metro Mix, Inc.), as amended.

   7. Office Lease, dated December 1, 1996, by and between RNM 135 Main, L.P. and Metro Mix, Inc.

   8. Assignment of Grants of Easement, dated January 12, 1994, by and between Mt. Wilson FM Broadcasters, Inc. and Norte Broadcasting, Inc.

   9. License, by and between Richard D. Sight and Mt. Wilson FM Broadcasters. First Amendment to License Agreement, dated October 4, 1993, by and between Diablo Communications (assignee) and Mt. Wilson FM Broadcasters. Assignment of License Agreement, dated January 12, 1995, by and among Diablo Communications, Inc., Mt. Wilson FM Broadcasters, Inc. and Norte Broadcasting, Inc.

   10. Easement Grant, dated September 2, 1997, by and among William E. Jones, Lewis E. Jones, Doris Jones, EXCL Communications, Inc. Sur Broadcasting, Inc., Norte Broadcasting, Inc. and LCG.

   11. Tower Lease, dated June 3, 1987, by and among Edward F. Hogan and Cynthia
       S. Hogan and KMBY Radio, Inc. (assigned to Pacifico Broadcasting, Inc.), as amended.

   12. Antenna Space Lease, dated April 23, 1996, by and between Radio Exito, Inc. and Destineer, as amended on December 8, 1997.

   13. Lease, dated October 3, 1996, by and between EXCL Communications, Inc. and Candeleria Business Park Associates, L.P.

   14. Lease, dated March 17, 1994, by and between Broadcast Properties, Inc. and Commonwealth Broadcasting of Northern California. Sublease Agreement, dated October 9, 1996, by and between Citadel Broadcasting Company (successor to Commonwealth Broadcasting of Northern California) and Sur Broadcasting of New Mexico, Inc. Agreement, dated January 27, 1999, between Citadel Broadcasting Company, EXCL Communications, Inc., Norte Broadcasting of New Mexico, Inc. and Sur Broadcasting of New Mexico, Inc. Antenna Site Lease, dated January 27, 1999, between Citadel Broadcasting Company and Sur Broadcasting of New Mexico, Inc.

   15. Radio Antenna and Equipment Space Lease, dated November 1, 1993, by and between SON Broadcasting, Inc. and The Braiker Family Trust d/b/a KOLT. Assignment and Assumption of Lease, dated October 1996, between Crescent Communications L.P. (assignee of The Braiker Family Trust) and Norte Broadcasting of New Mexico, Inc.

   16. Lease and Option to Purchase, dated October 29, 1993, by and among Andrew
       J. Fakas and Eileen M. Fakas as Trustees for the Fakas Family Trust and Redlands Radio, Inc. (now Riverside Radio, Inc.).

   17. Lease, dated May 15, 1990, by and between Unum Life Insurance Co. (now American Pacific Financial Corporation) and Henry Broadcasting Company (assigned to Riverside Radio, Inc.), as amended.

   18. License Agreement, dated August 11, 1987, between Atlas Land Company and Henry Broadcasting Co. (assigned to EMI Los Angeles Radio, Inc.).

   19. License Agreement, dated December 12, 1994, by and between Henry Broadcasting Co. and San Bernardino Radio, Inc. (now EMI Los Angeles Radio, Inc.).

   20. Easement, dated July 25, 1986, by and between Orange Show Plaza Associates and Henry Broadcasting Co. (assigned to EMI Los Angeles Radio, Inc.).

   21. Restated Easement Agreement, dated February 6, 1987, by and between Orange Show Plaza Associates and Henry Broadcasting Company (assigned to EMI Los Angeles Radio, Inc.), as amended on August 14, 1987 and February 24, 1988.

   22. License Agreement, dated February 6, 1987, by and between Orange Show Plaza Associates and Henry Broadcasting Co. Assignment (assigned to EMI Los Angeles Radio, Inc.).

   23. Parcel 6 Easement Agreement, dated February 6, 1987, by and between Herbert T. Friedlander/ Trustee of Friedlander Family Trust (successor to Orange Show Plaza Associates) and Henry Broadcasting Co. (assigned to EMI Los Angeles Radio, Inc.)

   24. Parcel 6 License Agreement, dated February 6, 1987, by and between Herbert T. Friedlander/ Trustee of Friedlander Family Trust (successor to Orange Show Plaza Associates) and Henry Broadcasting Co. (assigned to EMI Los Angeles Radio, Inc.)

   25. Space Lease Agreement, dated August 1, 1994, by and between Kruse Microwave Enterprises and Redlands Radio, Inc. (now Riverside Radio, Inc.).

   26. License Agreement, dated November 15, 1995, between Kruse Microwave Enterprises and EMI Los Angeles Radio, Inc.

   27. Lease, dated May 27, 1994, by and between Great American Television and Radio Company, Inc. and Fuller-Jeffrey Broadcasting Corporation, Inc. Assignment of Lease, dated August 31, 1994, by Fuller-Jeffrey Broadcasting Corporation, Inc. to Roseville Radio, Inc. (now EMI Sacramento Radio, Inc.).

   28. License Agreement, dated October 14, 1994, by and between TOR Broadcasting Corporation and Marysville Radio, Inc. (now EMI Sacramento Radio, Inc.).

   29. License Agreement, dated June 1, 1995, by and between Rosebud Properties and Roseville Radio, Inc. (now EMI Sacramento Radio, Inc.).

   30. Lease, dated February 1998, by and between EXCL Communications, Inc. and Equifax Credit Information Systems, Inc. Notice of Cancellation, dated October 27, 1999.

   31. Lease, dated November 1, 1994, by and between Zufu Properties Co., Ltd. by and through Total Properties Management, and San Bernardino Radio, Inc. (now EMI Los Angeles Radio, Inc.), with Embarcadero Media, Inc. as guarantor, as amended.

   32. Storage Agreement, dated December 8, 1995, by and between Zufu Properties Co., Ltd. and San Bernardino Radio, Inc. (now EMI Los Angeles Radio, Inc.).

   33. Lease, dated May 5, 1997, by and between Portland Radio Inc. and Citicasters, Inc.

   34. Agreement to lease SCA Sub-Carrier Capacity, dated February 1, 1985, between American Diversified Capital Corporation and United Broadcasting Co., and assigned to American Radio Systems, subsequently assigned to Portland Radio, Inc.

   35. Lease Agreement dated December 3, 1991 between United Broadcasting Co., d/b/a KBAY and Radio Sedaye Iran, Inc./A. Morovati, and assigned to American Radio Systems, subsequently assigned to Portland Radio, Inc.

   36. Agreement dated February 19, 1987 between Audio House, Inc. d/b/a Radio Station KOME and United Broadcasting Co. d/b/a KBAY (Lessee), and assigned to American Radio Systems, subsequently assigned to Portland Radio, Inc.

   37. Lease, dated July 27, 1972, and Amendment thereto, dated July 8, 1987, between KNTV Inc. and United Broadcasting Co. for transmitter tower in Santa Clara, California, subsequently assigned to Portland Radio, Inc.

   38. Translator Lease Agreement, dated February 6, 1997, between American Radio Systems Corporation, American Radio Systems Radio License Corp. ("ARSLC") and United Broadcasting Co., and assigned to American Radio Systems, subsequently assigned to Portland Radio, Inc.

   39. Office Building Lease, dated April 18, 1994, between Gold River Limited and Olympic Broadcasters, Inc. (Tenant), and assigned to American Radio Systems, subsequently assigned to Radio Exito, Inc.

   40. Grant of Easement, dated September 22, 1997, between Brush Creek Co. and American Radio Systems, subsequently assigned to Radio Exito, Inc.

   41. Radio Tower Lease Agreement, dated July 1, 1990, between Halldark Enterprises (Lessor) and Lobster Communication, Inc., as amended as of April 16, 1996 and January 31, 1997, and assigned to American Radio Systems, subsequently assigned to Latin Communications Inc.

   42. Basic Commercial Lease, dated October 22, 1998, between Pacifico Broadcasting, Inc. as Lessee and Jeffrey Meeks as Lessor, for the property located at 339 Pajaro Street, Salinas, CA 93901.

   43. Antenna and Equipment Space Lease, dated May 6, 1998, between EXCL Communications (KRZY) as Lessee and Son Broadcasting, Inc. as Lessor, for the property located at 4505 Montbel Place N.E, Albuquerque, NM 87107 (Sur Broadcasting of New Mexico).

   44. Lease Agreement, dated June 1, 1995, between Roseville Radio, Inc. as Lessee and American Tower System/Rosebud Properties, Inc. as Lessor, for the property located at 5831 Rosebud Lane Sacramento CA (EMI Sacramento Radio, Inc.).

   45. Lease Agreement, dated August 8, 1994, between Airport High Rise, Inc. and Embarcadero Media, Inc.

   46. Lease Agreement, dated August 27, 1999, between EXCL Communications, Inc. and WTA Campbell Technology Park LLC.

   47. Lease Agreement, dated September 24, 1989, between Colorado State Board of Land Commissioners and Century Broadcasting. Renewal Lease, dated June 26, 1996, between Colorado State Board of Land Commissioners and Norte Broadcasting of Colorado, Inc.

   48. Site Agreement, dated September 30, 1999, by and between EMI Sacramento Radio, Inc. and Tom Huth d/b/a Huth Broadcasting.

   49. Office Lease, dated January 12, 2000, between Tropicana Office Investments, L.L.C. and EXCL Communications, Inc.

   50. Commercial Lease, between Christine Scharff, Trustee and Norte Broadcasting of Nevada, Inc.

                                 Schedule 3.5C
                                 -------------

                          Operating Names/Trade Names

El Diario/La Prensa

EXCL Radio Communications, Inc.

EXCL Spanish Network

                                  Schedule 3.6
                                  ------------

                       Capital Structure/Equity Ownership

All of the assets of LCG (including, without limitation, all of the issued equity interests of the LCG subsidiaries) are pledged to Suntrust pursuant to: the Credit Agreement, dated October 22, 1999, among Latin Communications Inc., the lenders named there and Suntrust; the Guaranty, dated October 22, 1999, among LCG and the LCG Subsidiaries (other than Latin Communications Group Inc.) in favor of Suntrust; the Pledge Agreement, dated as of October 22, 1999, among Latin Communications Inc., LCG and the LCG Subsidiaries in favor of Suntrust; and the Security Agreement, dated October 22, 1999, among Latin Communications Inc., LCG, the LCG Subsidiaries and Suntrust.


1.  Latin Communications, Inc.
        Authorized Common Shares:    100
        Outstanding Common Shares:   100
        Ownership:  Latin Communications Group, Inc. (100 Shares)

2.  Vea Acquisition Corp.
        Authorized Common Shares: 1,000
Outstanding Common Shares:   100
Ownership:  Latin Communications, Inc. (100 Shares)

3.  Latin Communications Group Television, Inc.
Authorized Shares:    1,000
Outstanding Shares:     100

4.  Latin Radio of Washington, D.C., L.L.C.
           N/A

5.  Latin Communications EXCL Inc.
Authorized Common Shares:   1,000
Outstanding Common Shares:    100
Ownership:        Latin Communications, Inc. (80 Shares)
                            Latin Communications Group, Inc. (20 Shares)

6.  EXCL Holdings, Inc.
Authorized Common Shares:   100,000
Issued Common Shares:        10,500
Ownership:  Latin Communications EXCL, Inc (8,400 Shares)
                            Christopher & Athena Marks (2,100 Shares)

7.  EXCL Communications, Inc.
    Authorized Common Shares:

                    Class A Common:           1,966,111
                    Class B Common:           3,195,000
                    Convertible Preferred:    2,150,000
                    Series II Preferred:      1,200,000

 Issued Shares:
                    Class A Common:           1,450,000
                    Class B Common:        0
                    Convertible Preferred:    2,150,000
                    Series II Preferred:      510,931

 Ownership:
                    Class A Common:           EXCL Holdings, Inc.
                                              (1,450,000 Shares)
                    Series II Preferred:      Latin Communications Group,
                                              Inc. (2,150,000 Shares)
                    Series II Preferred:      Latin Communications Group,
                                              Inc. (510,931 Shares)

8.  Embarcadero Media, Inc.
    Authorized Common Shares:  1,000
    Issued Common Shares:      1,000
    Ownership:  EXCL Communications, Inc.

9.  EMI Los Angeles Radio, Inc.
Authorized Common Shares:      100,000
                  Series E Preferred:         7,500

Issued Shares:
                  Common:                100,000
                  Series E Preferred:         7,500

    Ownership:
                  Common:                     Embarcadero Media, Inc.
                                              (100,000 Shares)
   Series E Preferred:                        Embarcadero Media, Inc.
                                              (7,500 Shares)

10. EMI Sacramento Radio, Inc.
Authorized Shares:
                  Common Shares:         200,000
                  Series C Preferred:      5,000

Issued Shares:
                  Common Shares:         200,000
                  Series C Preferred:      5,000


Ownership:
                  Common:                Embarcadero Media, Inc.
                                         (200,000 Shares)
                  Series C Preferred:    Embarcadero Media, Inc.
                                         (5,000 Shares)

11.  Metro Mix, Inc.
     Authorized Common Shares:           5,000
     Issued Common Shares:               1,000
     Ownership:          EXCL Communications, Inc.
                                         (1,000 Shares)
12.  Norte Broadcasting, Inc.
          Authorized Common Shares:       5,000
          Issued Common Shares:           1,000
          Ownership:                      EXCL Communications, Inc.
                                          (1,000 Shares)

13.  Norte Broadcasting of Colorado, Inc.
          Authorized Common Shares:       5,000
          Issued Common Shares:           1,000
          Ownership:                      EXCL Communications, Inc.
                    (1,000 Shares)

14.  Norte Broadcasting of New Mexico, Inc.
          Authorized Common Shares:       5,000
          Issued Common Shares:           1,000
          Ownership:    EXCL Communications, Inc.
                                    (1,000 Shares)

15.  Pacifico Broadcasting, Inc.
          Authorized Common Shares:       5,000
          Issued Common Shares:           1,000
          Ownership:     EXCL Communications Inc.
                                    (1,000 Shares)

16.  Portland Radio, Inc.

          Authorized Common Shares:               4,500,000
          Series A Preferred Stock:               7,500

          Issued Shares:
             Common:                              3,979,732
             Series A Preferred:                  7,500

          Ownership:
             Common:                              Embarcadero Media, Inc.
                                               (3,979,732 Shares)
             Series A Preferred:                  Embarcadero Media, Inc.
                                               (7,500 Shares)

17.  Radio Exito, Inc.
          Authorized Common Shares:         25,000
          Issued Common Shares:                  1,000
          Ownership:         EXCL Communications, Inc.

18.  Riverside Radio, Inc.
          Authorized Common Shares:                 1,000
          Series B Preferred:                       2,600

          Issued Shares:
               Common:                              1,000
               Series B Preferred:                  2,600

          Ownership:
               Common:                       Embarcadero Media, Inc.
                                         (1,000 Shares)
               Series B Preferred:           Embarcadero Media, Inc.
                                         (2,600 Shares)
19.  Sur Broadcasting Inc.
          Authorized Common Shares:           5,000
          Issued Common Shares:                     1,000
          Ownership:            EXCL Communications, Inc.
                                              (1,000 Shares)

20.  Sur Broadcasting of Colorado, Inc.
          Authorized Common Shares:           5,000
          Issued Common Shares:                     1,000
          Ownership:            EXCL Communications, Inc.
                                              (1,000 Shares)

21.  Sur Broadcasting of New Mexico, Inc.
          Authorized Common Shares:                  5,000
          Issued Common Shares:                      1,000
          Ownership:             EXCL Communications, Inc.
                                              (1,000 Shares)


22.  Sur Broadcasting of San Diego, Inc./4/
          Authorized Common Shares:                  5,000
          Issued Common Shares:                      1,000
          Ownership:             EXCL Communications, Inc.

23.  Norte Broadcasting of Nevada, Inc.
          Authorized Common Shares:            5,000
          Issued Common Shares:                1,000
          Ownership:       EXCL Communications, Inc.
                                    (1,000 Shares)

24.  Latin Communications Group, Inc.
          Authorized Common Shares:            1,000
          Issued Common Shares                 1,000
          Ownership:                           Entravision Communication
                                               Company, L.L.C. (1,000 Shares)

25.  LCG Holdings, L.L.C.
          Member Capital Contribution:         $1,000.00
          Contributed By:                         Latin Communications Group,
                                         Inc.
          Percentage Interest:                 100%


-----------------
     /4/ This is an inactive corporation, which is currently in the process of being dissolved. To the best of LCG's information, a stock certificate was never issued for these shares.

                                 Schedule 3.7
                                 ------------

                   Subsidiaries, Affiliates and Investments

See Schedule 3.1 for subsidiary information. There are no affiliates and/or investments.

                                 Schedule 3.8
                                 ------------

                              Material Contracts


A.   Collective Bargaining Agreements.
     ---------------------------------

     1. Agreement, dated December 14, 1994, by and between El Diario Associates and the NMDU (incorporating consistent portions of the Agreement effective March 31, 1981 through March 30, 1984 by and between the NMDU, the News and The New York Times).

     2. Agreement, dated October 26, 1999, between the Guild and El Diario Associates.

     3. Agreement, dated December 14, 1994, between El Diario Associates L.P. and the NMDU (incorporating consistent portions of the Agreement affective March 31, 1981 through March 30, 1984 between NMDU, the New and The New York Times), as amended.

B.   Material licenses or similar agreements permitting the use of Intellectual
     --------------------------------------------------------------------------
     Property Assets.
     ---------------

     1. Promotion Agreement, dated August 14, 1997, by and between EXCL Communications, Inc. and Logic Communications, Incorporated.

     2. Agreement, dated February 28, 1998, by and between LCG and News 12 The Bronx L.L.C.

     3. NSN Network Services Satellite Service Agreement, by and between EXCL Communications, Inc. and NSN Network Services Ltd.

     4. Promotional Package License Agreement, dated June 27, 1997, by and between EXCL Communications, Inc. and Celestial Mechanix Incorporated.

     5.   All of the radio stations have Standard License Agreements with RCS
          Sound.

     6. Affiliation Agreement, dated June 10, 1999, between KBUF Partnership and EXCL Communications, Inc.

     7. The radio stations have Network Radio Affiliate Agreements with Metro Traffic, Inc. to provide traffic and daily news reports.

         8. The radio stations have local blanket radio licenses with the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc. (BMI), SESAC and CBSI and have licenses to receive and use Arbitron reports, including Scarborough and Maximizer reports.

         9. The radio stations have programming agreements, music library licenses and production library licenses in the ordinary course of business.

         10. Software Consulting Services Agreement, dated January 8, 1999, between El Diario / La Prensa and Software Consulting Services.

         See, Items 17, 18, 19, 20, 21, 22, 23 and 24 on Schedule 3.11 and
         Schedule 3.5A.

C.   Stock Purchase Agreement, Asset Purchase Agreement or other acquisition or
     ---------------------------------------------------------------------------
     divestiture agreement (which other agreements have not been fully
     -----------------------------------------------------------------
     performed).
     ---------

         1. Letter of Intent, dated February 17, 2000, between AC Communications Corp., Latin Radio of Washington, L.L.C., EXCL Communications, Inc. and Latin Communications Group.

D.   Employment, Consulting or Management Agreements (either written or, if
     ----------------------------------------------------------------------
     oral, providing for over $100,000 in payments annually).
     --------------------------------------------------------

         1. Employment Agreement, dated November 30, 1995, by and between LCG and Athena S. Marks. This Agreement was modified by the Roll-In Agreement, dated February 28, 1997, by and among LCG, Athena S. Marks and Christopher A. Marks.

         2.   Option extension, dated May 6, 1999, between LCG and Athena S.
              Marks.

         3.   Option Agreement, dated May 10, 1999, between LCG and Martin
              Gausvik.

         4. Employment Agreement, dated December 6, 1998, between EXCL Spanish Network and Alejandro Torres.

         5. Employment Agreement, dated October 1, 1999, between EXCL Spanish Network and Jeffrey Liberman.

         6. Employment Agreement, dated December 16, 1999, between EXCL Spanish Network and Eduardo Sotelo.

         7.   Compensation Plan, dated January 1, 1999, for Paul Petrilli.

         8.   Compensation Plan, dated February 6, 1999, for Kim Bryant.

         9.   Compensation Plan, dated January 7, 1999, for Rob Quin.

         10.  Compensation Plan, dated January 15, 1999, for Mike Murphy.

         11.  Compensation Plan, undated document, for David Haymore.

J.   Real Property Leases
     --------------------

     See, also, Schedule 3.5B and 3.11.

K.   Contracts with Related Persons
     ------------------------------

      See, Schedule (Contracts w/Related Person).

L.   Material Agreements.
     --------------------

         1. Printing Agreement, dated March 12, 1996, by and between Abitibi-Prince, Concept Press, Inc. and LCG.

         2. Letter of Agreement, dated April 11, 1997, between El Diario and Concept Press Inc. for the sale of newsprint.

         3. Agreement and General Release, dated June 11, 1998, between Carmen Nieves and El Diario - La Prensa.

         4. Settlement Agreement, between KTNQ/KLVE, Inc. and EMI Sacramento Radio, Inc. re: LA SUPER X dispute.

         5. Agreement re: Easement, effective date September 1, 1997, between Mt. Wilson FM Broadcasters, Inc., and EXCL Communications, Inc., Sur Broadcasting, Inc. and LCG.

         6. Agreement, dated January 27, 1999, by and among EXCL Communications, Inc., SUR Broadcasting of New Mexico, Inc., Norte Broadcasting of New Mexico, Inc. and Citadel Broadcasting Company re: KRZY-AM Tower.

         7. Settlement Agreement and Mutual Release, dated August 1999, between EXCL Communications, Inc., SUR Broadcasting of Colorado, Inc. and Western Cities Broadcasting, Inc.

         8. Release and Settlement Agreement, dated January 29, 1999, by and among LCG, EXCL Communications, Inc., N.W. Incentive Partners and Lombard/Nogales Radio Partners, L.P.

         9. Each of the radio stations has a Representation Agreement with Interp.

         10.  Non-Competition Agreement by and between LCG and Martin D. Parson.

                                 Schedule 3.9
                                 ------------

                                Media Licenses


See, Schedule 3.5A.

                                 Schedule 3.10
                                 -------------

                             Taxes and Assessments


Tax Audits
----------

    1. On March 10, 1998, LCG received written notice from the Internal Revenue Service that its 1996 Federal tax return had been assigned to an agent for examination. LCG has provided requested information to the agent and has not received any response since providing such information.

    2. On April 16, 1998, LCG received notice of an audit by the New York State Department of Taxation and Finance in connection with LCG's New York State Franchise Tax Returns (Forms CT3) filed for the years ended December 31, 1995 and 1996. After the field work was completed, the New York State Department of Taxation and Finance sent LCG an assessment for $170,000. LCG's accountants are disputing this amount. Though there have been no additional tax assessments, LCG's accountants advised LCG that customarily local tax authorities file assessments after state tax assessments have been made.

    3. On May 21, 1998, Vea Acquisition Corporation received notice of a desk audit by The City of New York Department of Finance of Vea's New York City Tax Returns (Form NYC-3L) for the period ending December 31, 1996. Vea responded to the document request, and on August 20, 1998, Vea received notice from The City of New York Department of Finance that based on the information submitted to the Department, the Department had determined that no further action was necessary at that time.

    4. EXCL received a notice of assessment with respect to personal property taxes on its transmitter and other personal property for KRRE, Sacramento, for taxes in the amount of approximately $5,000. In addition, the landowner is seeking to pass through an increase in the landowner's real estate taxes arising from the increased value of its land due to the antenna site rental payments. This assessment totals $17,854 per annum but the landowner's claim is being disputed by EXCL and American Radio Systems (as the prior lessee). The applicable document provides that the lessor is responsible for all real estate taxes.

    5. Vea Acquisition Corp. Inc. has been audited by the New York State Department of Labor with respect to its payment of unemployment insurance taxes for the period from March 1995 through February 1997. Vea Acquisition Corp. Inc. is disputing the results of this audit. Vea Acquisition Corporation has paid $4,000 under protest to settle the matter.

                                 Schedule 3.11
                                 -------------

                              Material Litigation

A.   Litigation
     ----------

     1. The National Labor Relations Board (the "NLRB") issued a formal complaint against LCG and the Guild alleging that former El Diario/ La Prensa reporter Carmen Nieves was unlawfully terminated because of her union activities, and that the Guild failed to adequately represent her. A trial commenced in November 1996 before an NLRB administrative law judge and continued in 1998. Nieves also filed a charge with the New York City Commission on Human Rights alleging discrimination based on her sex. On June 11, 1998, the NLRB claim and the New York City Commission on Human Rights claim were settled in connection with a $75,000 payment from LCG and a $15,000 payment from the Guild. In 1999, Nieves filed for arbitration under the settlement agreement with El Diario/La Prensa claiming a violation of the "no disparagement" clause and seeking $100,000 in damages. An arbitration hearing has not yet been scheduled in the matter.

     2. On July 17, 1997, correspondence was received from counsel for Greg Reed, a former employee of Embarcadero Media, Inc., raising certain issues arising under the Consolidated Omnibus Budget Reconciliation Act of 1985. EMI responded on September 30, 1997 and, to date, nothing further has been communicated. On October 30, 1997, a Notice of Claim for Indemnity pursuant to Section 7.2.1 of the Stock Purchase Agreement dated September 30, 1996, was served with respect to this litigation upon Lombard/ Nogales Radio Partners, L.P. and N.W. Incentive Partners, L.P. The claim notice was rejected on November 11, 1997.

     3. In 1997, the Guild filed a request for arbitration over LCG's alleged failure to properly pay 1994 wage increases to employees. A hearing in that case is scheduled to resume January 19, 2000.

     4. In April 1999, the Guild filed an arbitration claim alleging that former employee, Rosa Caracal, was improperly terminated in May 1997 and seeking her reinstatement and back pay. The case is still pending in arbitration.

     5. In early 1999, LCG received notice of an arbitration claim filed by the Guild alleging management performance of work under Guild jurisdiction. An arbitration hearing date has been scheduled for January 13, 2000.

     6. On November 7, 1990, El Diario Associates, L.P. was named as a defendant in a civil action captioned Hayden Zambian v. El Diario
                                               ---------------------------
          Associates d/b/a El Diario/ La Prensa and Mario Sandoval, presently
          --------------------------------------------------------
          pending in the Supreme Court of the County of Queens, New York. Plaintiff, representing herself pro se, seeks $1,000,000 for El Diario's publication of one or more allegedly "defamatory, libelous and prejudicial" articles and/ or letters-to-the-editor. Neither discovery nor motion practice has begun.

    7. On September 22, 1993, El Diario was served with a summons and notice in an action entitled Guillermo Davila, et al. v. El Diario Associates,
                               ------------------------------------------------
         et. al., Index No. 93121648. The summons and complaint named both El
         ------
         Diario and El Diario reporter Hector Rodriguez Villa, and sought $20 million dollars for El Diario's publication of allegedly "false, malicious and libelous" articles. On January 24, 1994, El Diario filed an answer, denying all allegations of the complaint and asserting affirmative defenses. Since the filing of the answer, LCG is unaware of any steps taken by plaintiffs to pursue the litigation.

    8. In November 1995, Augustin Garcia, president of the Dominican Chamber of Commerce in New York, filed a complaint against LCG and others in New York State Supreme Court, New York Court, alleging libel in connection with the publication of an article in El Diario/ La Prensa concerning alleged wrongful conduct by plaintiff in connection with the selection for the offices of that entity. Plaintiff seeks $1,000,000, including punitive damages. In November 1996, LCG sent a letter to the plaintiff informing him that LCG planned to ask for a discontinuation based on the frivolousness of the plaintiff's claim. The plaintiff's counsel then made a motion to withdraw as counsel. LCG is unaware of any other action taken since then by the plaintiff.

    9. EXCL has recently learned of the existence of "La Tricolor" Hispanic magazine in San Jose, CA and may send a cease and desist letter.

    10. On August 19, 1999, EXCL Communications, Inc. filed a complaint against Spanish Broadcasting System, Inc. and Guillermo Prince alleging False Designation of Origin/Affiliation, Service Mark Infringement, Trademark Dilution, Unfair Trade Practices and Common Law Unfair Competition. This complaint stems from defendants' alleged use of EXCL's MEXICANISIMA mark and DONA KIKA name. On October 4, 1999, Spanish Broadcasting System, Inc. filed a counterclaim alleging that EXCL Communications, Inc. misappropriated the use of the "Dona Kika" character established by one of its radio personalities.

    11. EXCL Communications, Inc. was served with a Civil Investigative Demand by the Department of Justice on October 22, 1996 in respect of an investigation of Citadel Communications' acquisition of certain assets of Crescent Communications. Department of Justice counsel has advised LCG that neither EXCL Communications, Inc. nor LCG is a target of the investigation.

    12. On or about March 18, 1998, EXCL Communications, Inc./KBRG received a letter from counsel for Heftel Broadcasting's KSOL-FM stations in San Francisco, asserting the existence of claims of tortious interference with contract and economic advantage and conversion arising from the alleged destruction of KSOL promotional materials by EXCL Communications, Inc. employees. No further action has been taken.

    13. In June 1998, EXCL Communications, Inc. received a subpoena for documents in connection with a grand jury payola investigation, and in July 1998, LCG complied with the subpoena.

    14. Potential claims may exist against and on behalf of EXCL Communications, Inc. in connection with an easement that it purchased from Mount Wilson Broadcasting, Inc. for access to a radio tower in the Salinas area. The access road, which was on the easement at the time of purchase, was allegedly not in compliance with regulations and washed out during a rain storm. Various neighbors have indicated that they have lost access due to the flooding, although it is not yet clear whether they are asserting any claim against EXCL Communications, Inc. or Mount Wilson Broadcasting, Inc. EXCL Communications, Inc. may have an indemnity claim against Mount Wilson with respect to these claims. EXCL Communications, Inc. has entered into a settlement agreement with Mt. Wilson providing alternate access to the transmitter and preserving EXCL's indemnity claims.

    15. LCG's landlord, The Rector, Churchwardens and Vestrymen of Trinity Church in the City of New York ("Trinity Church") filed a third-party claim against LCG d/b/a El Diario / La Prensa demanding indemnification in connection with a lawsuit filed against it by El Diario / La Prensa employee Flor Montanez. The plaintiff seeks $500,000 in damages for personal injuries arising from a fall in an internal staircase in LCG's building. On April 29,1999, Trinity Church filed a stipulation of discontinuance discontinuing its third-party action against LCG.

    16. EXCL Communications, Inc. is currently involved in a dispute with Citadel Broadcasting with respect to ownership of the KRZY tower in Albuquerque, New Mexico. In May 1996, EXCL assumed the lease for the property on which the tower is located pursuant to an Assignment and Assumption Agreement by and between EXCL and Citadel. The parties reached an agreement acknowledging EXCL's uncontested right to ownership of the tower. Pursuant to the agreement, EXCL provided a sublicense of the tower with a credit against sublease rentals.

    17. The owner of the land where the KRRE antenna is located is seeking to pass through an increase in the landowner's real estate taxes arising from the increased value of its land due to the antenna site rental payments. This assessment totals $17,854 per annum but the landowner's claim is being disputed by EXCL Communications, Inc. and American Radio Systems (as the prior lessee). The applicable document provides that the lessor is responsible for all real estate taxes.

    See, also Schedule 3.10

B.   Other Matters
     -------------

     1. Facilities for an auxiliary antenna for use by Station KLOK-FM were constructed by the prior Licensee and are available for use. However, no application for a license to cover the construction permit was filed and the permit has expired. The permit needs to be reinstated and a license application filed in order to regularize the operation of the facility.

     See, also Schedule 3.10.

                                 Schedule 3.18
                                 -------------

                             Fees and Commissions

None.

                                 Schedule 3.19
                                 -------------

                                 Publications

See, Schedule 3.5A.

                                 Schedule 3.21
                                 -------------

                              Pending FCC Matters

None.

                                 Schedule 6.2
                                 ------------

                             Permitted Indebtedness

None.

                                 Schedule 6.7
                                 ------------

                       Permitted Additional Investments



None.